UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Financial, Inc.

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Thomas J. Baltimore, Jr.

Gordon M. Bethune

Gaston Caperton

Gilbert F. Casellas

James G. Cullen

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

March 27, 2012

LETTER FROM THE BOARD OF DIRECTORS

TO OUR SHAREHOLDERS

As stewards of your Company, our primary focus is achieving long-term performance and creating value for our shareholders through prudent execution of strong business strategies, excellent risk management, top quality talent and succession planning, and objective oversight.

Last year, we continued to review our policies and processes in these areas, seeking opportunities to refine and augment them for the benefit of our stakeholders. This review allowed us to retire outdated policies, as exemplified by our decision not to renew the “poison pill”, an action aligned with best governance practices.

Over the last year we have identified several important themes that will influence our practices going forward. This letter highlights three of these themes:

•	Engagement and Outreach – the way we communicate with our shareholders

•	Oversight of Executive Compensation – our response to last year’s advisory “say on pay” vote

•	Sustainability – our commitment to articulating and measuring our environmental, social and governance activities

We are pleased to share with you our progress and the specific actions that we undertook in these areas.

ENGAGEMENT AND OUTREACH

Shareholders are key participants in the governance of our Company. For this reason, we continually seek to expand the channels through which we gain insight into your perspectives. Our efforts to solicit your feedback resulted in the receipt of over 4,500 shareholder communications over the course of the past year, and we look forward to further dialogue with you.

To this end, the governance area of Prudential.com was redesigned to improve user-friendliness and accessibility. We devoted a page to communication with the Board, including a specific form for your feedback regarding executive compensation.

We were one of the first companies to proactively adopt a shareholder advisory “say on pay” vote in February of 2010 in order to gain real time feedback on executive compensation. Last year, shareholders representing 86.5% of the votes cast expressed satisfaction with Prudential’s compensation program, and we are very gratified by this high level of support.

OVERSIGHT OF EXECUTIVE COMPENSATION

Because Prudential values your views concerning our executive compensation policies and practices, your Board and management engaged in extensive outreach efforts to better understand the views and concerns of investors regarding executive compensation. These efforts included active dialogue with investors and proxy advisory firms, as well as consideration of feedback received through a variety of channels from shareholders and other stakeholders. The Compensation Committee also worked closely with its independent compensation consultant in evaluating the Company’s executive compensation program.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	1

LETTER FROM THE BOARD OF DIRECTORS (CONTINUED)

William H. Gray III

Mark B. Grier

Constance J. Horner

Martina Hund-Mejean

Karl J. Krapek

Taking into consideration the results of the 2011 “say on pay” vote as well as the valued feedback received through engagement efforts, the Board will hold future “say on pay” votes on an annual basis, consistent with our recommendation and the strong agreement of our shareholders at last year’s meeting. We have also made changes in our executive compensation programs. These changes, more fully described in the Proxy Statement, include:

•

Compensation rebalancing. In October 2011, we adjusted the executive compensation arrangements to better align the mix of compensation with market and competitive practices and to tie more of the compensation of the named executive officers to longer term performance and risk outcomes. These changes consisted of:

•	an increase in salaries accompanied by a reduction in annual incentive award opportunities; and

•	an increase in the mandatory deferral rate into the Mid-Term Incentive Program.

The net effect of these changes was a modest reduction in the direct compensation opportunity of the named executive officers for 2011, before consideration of 2011 performance.

•	Changes to the design and disclosure of our executive compensation program for 2012.

•	establishing a more structured annual incentive program that features target and maximum annual incentive awards and performance factors aligned to our annual EPS targets;

•	revising the financial measures for our Annual Incentive Program and Long-Term Incentive Program to eliminate overlap;

•	revising the performance period for the performance share and performance unit awards under our Long-Term Incentive Program to a single three-year performance period;

•

providing additional information on the objectives and factors impacting the value of our Mid-Term Incentive Program and, to reflect its purpose and to reposition it as a component of our Long-Term Incentive Program, renaming the program as our Book Value Performance Program; and

•	developing a revised compensation peer group that better reflects our size in terms of total assets and market capitalization.

We believe the changes we have made to our executive compensation program reflect the feedback we receive and should encourage your endorsement of this year’s “say-on-pay” vote.

SUSTAINABILITY

We have implemented steps that recognize the importance of environmental, social and governance (ESG) issues and policies in our oversight of Prudential’s long-term sustainability.

•

We expanded the Charter of the Corporate Governance and Business Ethics Committee to include oversight of policy issues related to ESG. Also, as seen in the chart of “Summary of Director Qualifications and Experience” contained in the Proxy Statement, we incorporated ESG among the skills and experiences to be represented on the Board. These changes are aligned with our longstanding practice of having three of our Board members sit on the Community Resources Oversight Committee, which oversees all of Prudential’s corporate social responsibility efforts and serves as the Board of Trustees of The Prudential Foundation. These directors guide and oversee the strategy and projects of the Prudential Community Resources Division in the areas of strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

•	We supported management’s creation of a new position focused on environmental sustainability to drive progress in this area.

•

We supported management’s decision to become a member of the Integrated Reporting Pilot Program (IRPP). IRPP is a two-year program offering a select group of companies across various industries the opportunity to demonstrate global leadership in this emerging field of corporate reporting. The aim of Integrated Reporting is to demonstrate the linkages between the Company’s strategy, governance and financial performance and the social, environmental and economic context within which it operates.

2	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

LETTER FROM THE BOARD OF DIRECTORS (CONTINUED)

Christine A. Poon

John R. Strangfeld

James A. Unruh

By embedding sustainability into the Company’s strategic decision-making and articulating our activities in this area in an integrated way, we can provide you with greater insight into how we take sustainability into account as we work to create value in the short, medium and longer term.

OUR VALUES

We also want to underscore the Board’s commitment to the values that distinguish Prudential as a company. These values, which are integrated into the everyday work of the enterprise, were clearly on display to the world in March 2011 as Prudential and its employees responded to the Tōhoku earthquake and tsunami in Japan.

Prudential’s employees exceeded the call of duty in their commitment to their customers, to their communities, and to each other, and Prudential demonstrated its support through a $6.1 million contribution toward relief efforts in local communities. Together with senior management, we thank our Japanese colleagues for their extraordinary achievements in the wake of unforgettable natural devastation, and will continue to offer our ongoing support: Nihonjin no yuuki ni keii wo hyou shimasu.1

YOUR VIEWPOINTS

We value your support. By continuing to have constructive dialogue with you — our shareholders — we are better positioned to fulfill our obligations to you and to Prudential. We encourage you to share your opinions, interests and concerns, and invite you to write to us with your reactions and suggestions at the address below. You can also email the Independent Directors at independentdirectors@ prudential.com or provide feedback on executive compensation at www.prudential.com/executivecomp.

If you would like to write us, you may do so at Prudential Financial, Inc. Board of Directors c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

[1]	Translation: We show our respect to the Japanese people for their courage.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	3

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

March 27, 2012

DEAR FELLOW SHAREHOLDERS:

We are pleased to invite you to the Annual Meeting of Shareholders on May 8, 2012, at 751 Broad Street, Newark, New Jersey 07102 at 2:00 p.m. We hope that you will attend the meeting, but whether or not you are planning to attend, we encourage you to designate the proxies on the proxy card to vote your shares.

Because every shareholder’s vote is important, we continue our outreach to give you more information about the Company. We are offering again an incentive to registered shareholders, to encourage them to vote. We are excited that voting has increased each year and we planted over 229,000 trees as a result of the incentive program. I thank you for your commitment to the Company and urge you to vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

4	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Prudential Financial, Inc.

751 Broad Street, Newark, NJ 07102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF PRUDENTIAL FINANCIAL, INC.

Date:	May 8, 2012
Time:	2:00 p.m.
Place:	Prudential’s Corporate Headquarters
751 Broad Street, Newark, NJ 07102

AGENDA:

•	Election of 13 directors named in the proxy statement;

•	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012;

•	Advisory vote to approve named executive officer compensation;

•	Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions;

•	Shareholder proposal regarding independent Board Chair; and

•	Transaction of other business that may properly come before the meeting.

Record date: You can vote if you were a shareholder of record on March 9, 2012.

If you are attending the meeting, you will be asked to present your admission ticket and photo identification, such as a driver’s license as described in the proxy statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer, Vice President and Corporate Secretary

March 27, 2012

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Shareholders to be held on May 8, 2012: Our 2012 Proxy Statement and Annual Report for the year ended December 31, 2011, are available free of charge on our website at www.prudential.com/governance.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	5

To assist you in reviewing the proposals to be acted upon, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company’s 2011 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete proxy statement.

BUSINESS HIGHLIGHTS(1)

Financial Performance. 2011 was a year of major progress and accomplishment for our Company on many fronts:

•	Our Financial Services Businesses reported net income of $3.5 billion, or $7.22 per share of Common Stock, compared to $2.7 billion, or $5.75 per share of Common Stock, in 2010;

•

On an after-tax adjusted operating income basis, we recorded $3.1 billion for our Financial Services Businesses and posted earnings per share of Common Stock of $6.41 compared to $2.9 billion, or $6.17 per share of Common Stock, in 2010;

•

We reported book value for the Financial Services Businesses, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits as of year end 2011, of $66.63 per share of Common Stock, compared to $59.48 per share of Common Stock a year earlier; and

•	Assets under management increased to $901 billion as of year end 2011, an increase of 15% from a year earlier.

Dividend. Given our ongoing strong financial performance, our Board increased our Common Stock dividend in 2011 to $1.45 per share, an increase of 26% from the prior year and the highest ever paid by our Company.

Corporate Transactions. We completed the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Co. for $4.7 billion in February 2011. We completed the divestiture of our global commodities business for proceeds of approximately $400 million in July 2011. Also, we completed the sale of our Prudential Real Estate and Relocation Services business for proceeds of approximately $100 million in December 2011.

Share Repurchase Program. In June 2011, we instituted a share repurchase program and authorized the repurchase of up to $1.5 billion of our Common Stock through June 30, 2012. Through December 31, 2011, we repurchased approximately $1 billion of our Common Stock under this program.

(1)	AOI and EPS are defined in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. “Net Income” refers to net income of Financial Services Businesses attributable to Prudential Financial, Inc.

6	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION HIGHLIGHTS

We rebalanced the compensation mix of our senior executives for purposes of their individual compensation packages for 2011. This rebalancing involved the following changes:

•	Increased their base salaries effective January 1, 2011;

•	Reduced their annual incentive award opportunities by 120% of each senior executive’s base salary increase; and

•

Increased the mandatory deferral rate for a portion of the annual incentive awards for named executive officers (“NEOs”) into the Book Value Performance Program (formerly known as the Mid-Term Incentive Program) from 10% to 20%.

These changes were made to achieve a better balance between fixed and variable compensation elements in the senior executives’ compensation packages, to more closely reflect market and competitive practices, and to link a greater portion of their compensation to long-term performance and risk outcomes. For additional discussion of these changes, see the CD&A in this Proxy Statement.

Consistent with the rebalancing, the base salary for John Strangfeld, your CEO, was increased to $1.4 million. In addition, he was awarded incentive compensation for 2011 commensurate with business results, including an annual incentive award of $5.04 million (net of $1.26 million that was mandatorily deferred into the Book Value Performance Program) and a long-term incentive award with a value of $9.76 million (including the mandatory deferral). Consistent with our executive compensation philosophy, the significant majority of his total direct compensation of $16.2 million for 2011 was incentive-based and at risk, as illustrated by the following chart:

The compensation of our other NEOs similarly reflects both our strong 2011 performance and the adjustments to our executive compensation program:

Named Executive Officer	2011 Base Salary	2011 Annual Incentive Award (as adjusted for mandatory deferrals)[1]	2011 Long-Term Incentive Award Value	2011 Total Direct Compensation
Richard J. Carbone	$700,000	$2,200,000	$2,550,000	$5,450,000
Mark B. Grier	$1,190,000	$4,280,000	$7,670,000	$13,140,000
Edward P. Baird	$770,000	$3,360,000	$4,140,000	$8,270,000
Charles F. Lowrey	$770,000	$3,600,000	$4,900,000	$9,270,000
(1)	The following amounts are not included in the 2011 Annual Incentive Award column because they have been mandatorily deferred into the Book Value Performance Program: Mr. Carbone, $550,000; Mr. Grier, $1,070,000; Mr. Baird, $640,000; and Mr. Lowrey, $900,000.

Changes in response to advisory vote and shareholder feedback

We were gratified that 86.5% of the votes cast last year on the advisory vote on our executive compensation program voted in support of the compensation paid to the NEOs. Nevertheless, consistent with its strong interest in shareholder engagement, communication, and transparency, the Compensation Committee continued to refine our executive compensation program to better align the interests of our senior executives and shareholders and respond to shareholder feedback, making the following changes to be effective in 2012:

•	Establishing a more structured annual incentive program that features target and maximum annual incentive awards and performance factors aligned to our annual EPS targets;

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	7

•	Revising the financial measures for our Annual Incentive Program and Long-Term Incentive Program to eliminate overlap;

•	Revising the performance period for the performance share and performance unit awards under our Long-Term Incentive Program to consist of a single three-year performance period;

•

Providing additional information on the objectives and factors impacting the value of our Mid-Term Incentive Program and, to reflect its purpose and to reposition it as a component of our Long-Term Incentive Program, renaming the program as our Book Value Performance Program;

•	Increasing the mandatory deferral rate on annual incentive awards to NEOs into the Book Value Performance Program to 20% for 2011 awards payable in 2012 and to 30% for 2012 awards payable in 2013; and

•	Developing a revised compensation peer group that better reflects our size in terms of assets and market capitalization.

SHAREHOLDER ACTIONS

ELECTION OF DIRECTORS (Item 1)

You will find important information about the qualifications and experience of each of the director nominees who you are being asked to elect. The Corporate Governance and Business Ethics Committee performs an annual assessment to see that your directors have the skills and experience to effectively oversee the Company. All of your directors have proven leadership, sound judgment, integrity, and a commitment to the success of our Company.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2)

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public account firm (independent auditor) for 2012. We are not required to have shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (Item 3)

For the third year, our shareholders are being asked to cast a non-binding, advisory vote on our executive compensation program. We were gratified that, last year,

86.5% of the votes cast by our shareholders supported our executive compensation program. Please see “Consideration of Last year’s ‘Say on Pay’ Vote” in the CD&A for a discussion of how our Board and the Compensation Committee responded to the results of last year’s advisory vote.

Consistent with the recommendation of our Board and the preference of our shareholders as reflected in the non-binding advisory vote on the frequency of future “say on pay” votes that we conducted last year, we will hold an annual “say on pay” vote. In evaluating this year’s “say on pay” proposal, we recommend that you review our CD&A, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2011. We suggest you also refer to the letter from our Board and our corporate governance policies which are contained in this proxy statement.

AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS (Item 4)

We are also asking shareholders to approve amendments to eliminate supermajority voting provisions in our Certificate of Incorporation. Last year, we supported a shareholder proposal to eliminate the supermajority voting provisions and pledged we would submit the matter to shareholders.

SHAREHOLDER PROPOSAL (Item 5)

Finally, you are also being asked to consider one shareholder proposal contained in this proxy statement.

8	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

PROXY STATEMENT

The Board of Directors of Prudential Financial, Inc. (Prudential Financial or the Company) is providing this proxy statement in connection with the Annual Meeting of Shareholders to be held on May 8, 2012, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 27, 2012.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	9

Our Board of Directors has nominated 13 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors. Each agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2012 Annual Meeting. All directors, with the exception of one, attended the 2011 Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

DIRECTOR CRITERIA,

QUALIFICATIONS AND EXPERIENCE

The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

•	Two director nominees have worked outside the United States;

•	Two director nominees are African-American;

•	One director nominee is Asian-American;

•	One director nominee is Hispanic; and

•	Three director nominees are women.

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

Directors’ Skills and Qualifications

academia/education	insurance industry
business ethics	international
business head/administration	investments
business operations	marketing/sales
corporate governance	real estate
environmental/sustainability/ corporate responsibility	risk management
finance/capital allocation	talent management
financial expertise/literacy	technology/systems
financial services
government/public policy

The Committee seeks directors who have qualities to achieve the ultimate goal of a well-rounded, diverse Board that functions collegially as a unit, which is of critical importance to the Company.

Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company.

In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees. With respect to the Board’s slate of director nominees, the Board has also considered whether the slate, taken as a whole, has representatives with the above listed skills and qualifications.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. Immediately after the biographies, we have also included a chart that covers the assessment for the full Board.

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DIRECTOR NOMINEES

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

THOMAS J. BALTIMORE, JR.
Age: 48 Director Since: October 2008	Prudential Committees: • Executive • Finance • Investment (Chair)	Public Directorships: • Integra Life Sciences Corporation • Duke Realty Corporation

Mr. Baltimore has been the President and Chief Executive Officer of RLJ Lodging Trust (a NYSE-listed real estate investment company), with nearly $3 billion in assets under management, since May 2011. Previously, he served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011. He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills and Qualifications

Business Operations — As President and CEO of RLJ Lodging Trust, Mr. Baltimore is responsible for the day-to-day oversight of its $3 billion portfolio, which includes 141 hotels in major markets in North America, and spent over a decade as Co-Founder and President of RLJ Development, where he was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance — Experience serving as a director of two public companies in addition to Prudential.

Investments — Through RLJ Lodging Trust, Mr. Baltimore has been responsible for overseeing the management of nearly $2 billion in equity; formerly served as VP, Development and Finance of Hilton Hotels.

Real Estate — President and CEO of RLJ Lodging Trust and a director of Duke Realty, one of the largest commercial real estate companies in the U.S., and as former Co-Founder and President of RLJ Development.

GORDON M. BETHUNE
Age: 70 Director Since: February 2005	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Honeywell International Inc. • Sprint Nextel Corporation
Former Directorships Held During the Past Five Years: • Aloha Airgroup, Inc. (Chairman, March 2008) • Willis Group Holdings (February 2008)

Mr. Bethune has been Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. He was Chairman and CEO of Continental Airlines, Inc. (an international commercial airline company) from 1996 until his retirement in December 2004. Mr. Bethune was the President and CEO of Continental Airlines from November 1994 to 1996 and served as President and Chief Operating Officer from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines (various airline companies).

Skills and Qualifications

Business Head/Administration — A decade of service as CEO of Continental Airlines.

Business Operations — Served as CEO and Chief Operating Officer of Continental Airlines.

Corporate Governance — Experience serving as a director of several large public companies in addition to Prudential.

International — Experience in the travel industry, including with g-b1 Partners and several major airlines and as a director of two large public companies with international operations.

Marketing/Sales — As Chairman and CEO of Continental Airlines, transformed the company into an industry leader through innovative marketing initiatives.

Talent Management — Extensive experience in developing and implementing strategies and policies for the acquisition and development of employee talent.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	11

GASTON CAPERTON
Age: 72 Director Since: June 2004	Prudential Committees: • Investment Private Directorships: • Energy Corporation of America	Public Directorships: • Owens Corning • United Bankshares, Inc.

Mr. Caperton has been President of The College Board (a non-profit membership association of more than 5,900 schools, colleges and universities) since 1999. Mr. Caperton has announced his retirement from The College Board effective June 30, 2012. He served as the Governor of the State of West Virginia from 1988 to 1996. From 1963 to 1987, he was an entrepreneur and was CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States. From 1997 to 1999, he was a fellow at Harvard University John F. Kennedy Institute of Politics and was an Executive Director of Columbia University’s Institute on Education & Government at Teachers College. Mr. Caperton was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and was a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was the Chairman of the Appalachian Regional Commission, Southern Regional Education Board and the Southern Growth Policy Board.

Skills and Qualifications

Academia/Education — Experience through his role as President of The College Board where he reshaped the mission to connect greater numbers of students to college success and opportunity while raising educational standards. Mr. Caperton was a fellow at the John F. Kennedy Institute of Politics at Harvard University and an Executive Director at Columbia University, where he founded and managed the Institute on Education and Government.

Business Head/Administration — Serves as President of The College Board.

Corporate Governance — Experience serving as a director of several large public and private companies.

Environmental/Sustainability/Corporate Responsibility — As Governor of West Virginia from 1988 to 1996, he initiated groundbreaking ethics legislation for public officials and integrated principles of sustainable development into West Virginia policies and programs, and significantly improved the future economic success of the citizens of that Appalachian state.

Government/Public Policy — Served two terms as Governor of West Virginia; former fellow at Harvard University’s John F. Kennedy Institute of Politics; former teacher and Executive Director of Columbia University’s Institute on Education & Government at Teachers College.

Insurance Industry — Insurance industry experience through service as CEO and owner of the tenth largest privately owned insurance brokerage firm in the United States.

International — Experience as a director on the boards of several international companies.

Marketing/Sales — Over two decades of experience as an entrepreneur, CEO and owner of a privately owned insurance brokerage firm, where he oversaw the company’s sales and marketing efforts.

12	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

GILBERT F. CASELLAS
Age: 59 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Audit	Former Directorships Held During the Past Five Years: • The Swarthmore Group (June 2011)

Mr. Casellas has been Chairman of OMNITRU (consulting and investment firm) since 2011 and was the VP, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC (a law firm) from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills and Qualifications

Business Ethics — At Dell Inc., he was responsible for the company’s global sustainability and corporate philanthropy functions.

Business Operations — Former President and CEO of Q-linx; former COO of The Swarthmore Group.

Corporate Governance — Experience serving as a director of a private company and serving on the University of Pennsylvania Board for over 16 years and as VP, Corporate Responsibility at Dell Inc., where he oversaw the company’s global diversity, sustainability, and corporate philanthropy functions. Mr. Casellas also has proven diversity experience through his appointment by the President as a civilian member to the Military Leadership Diversity Commission and as a member of the Diversity Advisory Board of Toyota Motor North America Inc., and previously as the chair of the Committee on Workplace Diversity for Yale University, a member of the board of the Hispanic Federation, a member of the board of the University of Pennsylvania, and as a member of The Coca-Cola Company’s Diversity Task Force.

Environmental/Sustainability/Corporate Responsibility — As VP of Corporate Responsibility at Dell, he oversaw global diversity, sustainability and corporate philanthropy and contributed to a company culture recognized for leadership in environmentally conscious packaging, support of diverse suppliers and human rights.

Government/Public Policy — Served as Chairman of the U.S. EEOC and as General Counsel of the U.S. Department of the Air Force.

Investments — Serves as Chairman of OMNITRU, a consulting and investment firm, and served as President and COO of The Swarthmore Group, a registered investment advisor.

Risk Management — Former member of the law firm of Mintz Levin Cohn Ferris Glovsky & Popeo, PC; former General Counsel of the U.S. Department of the Air Force; former VP, Corporate Responsibility of a Fortune 100 company.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	13

JAMES G. CULLEN
Age: 69 Director Since: January 2001 Lead Director Since: May 2011 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation (Chair) • Executive (Chair)	Public Directorships: • Agilent Technologies, Inc. (Non-Executive Chairman) • Johnson & Johnson (Presiding Director) • NeuStar, Inc. (Non-Executive Chairman)

Mr. Cullen served as the President and COO of Bell Atlantic Corporation (a global telecommunications company) from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group of Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997. The Presiding Director of the Board of Johnson & Johnson since 2004, Mr. Cullen has also served as Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and the Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

Skills and Qualifications

Business Head/Administration — Formerly served as President and CEO of the Telecom Group at Bell Atlantic.

Business Operations — Former President and COO of Bell Atlantic.

Corporate Governance — Experience serving as a director of several large public companies including non-executive chairman and lead director.

International — Experience as a director on the boards of several international companies and held multiple positions at Bell Atlantic.

Marketing/Sales — As Vice Chairman of Bell Atlantic, had accountability for strategic planning, business development and customer-focused network lines of business.

Talent Management — As former President and COO of Bell Atlantic, responsible for acquisition and development of employee talent.

14	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

WILLIAM H. GRAY III
Age: 70 Director Since: January 2001 (Director of Prudential Insurance since September 1991)	Prudential Committees: • Corporate Governance and Business Ethics (Chair) • Executive	Public Directorships: • Dell Inc. • JPMorgan Chase & Co. • Pfizer Inc.
Former Directorships Held During the Past Five Years: • Visteon Corporation (January 2010)

Mr. Gray is Chairman of Gray Global Strategies, Inc. (a business advisory firm) and is a Senior Advisor to Gray Global Advisors, L.L.C. Prior to founding Gray Global Strategies, Inc., Mr. Gray was Co-Chairman of GrayLoeffler, LLC (a business advisory and government relations firm, formerly the Amani Group) from 2009 to 2011. He served as the Chairman of the Amani Group from 2004 to 2009. Mr. Gray served as President and CEO of The College Fund/UNCF (a philanthropic foundation) from 1991 until his retirement in 2004. From 1979 to 1991, Mr. Gray served as a Member of the U.S. House of Representatives. Mr. Gray, an ordained Baptist minister, is Pastor Emeritus of the Bright Hope Baptist Church of Philadelphia since 2005.

Skills and Qualifications

Academia/Education — Experience as President and CEO of the UNCF, a philanthropic organization that fundraises college tuition money for black students and provides general scholarship funds for 39 private historically black colleges and universities.

Business Ethics — Mr. Gray has previous experience with the Business Roundtable Institute for Corporate Ethics.

Business Head/Administration — Over a decade of experience as President and CEO of The College Fund/UNCF. Mr. Gray is also Chairman of Gray Global Strategies, Inc. and was Co-Chairman of GrayLoeffler.

Business Operations — In his position at The College Fund/UNCF, Mr. Gray was responsible for developing, implementing and assessing the organization’s operating plan.

Corporate Governance — Experience serving as a director and Chair of the Governance and Nominating Committees for several large public companies in addition to Prudential.

Environmental/Sustainability/Corporate Responsibility — As President and CEO of the UNCF for 13 years, Mr. Gray was at the forefront of leadership initiatives to ensure sustainable educational benefits for future generations of students at historically black colleges and universities.

Financial Services — Over a decade of experience serving as a director of JPMorgan Chase & Co., a global financial services firm. As Chair of the U.S. House of Representatives’ Budget Committee, Mr. Gray helped develop the fiscal policies of the U.S. Government.

Government/Public Policy — Served as Co-Chairman of GrayLoeffler and a Member of the U.S. House of Representatives. During his tenure in the House, Mr. Gray served on the Steering and Policy, Budget and House Appropriations Committees and was the leader of the House Democratic Caucus.

International — Experience as a director on the boards of several international companies.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	15

MARK B. GRIER
Age: 59 Director Since: January 2008

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments division and the Global Marketing and Communications. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills and Qualifications

Business Head/Administration — Experience as a current and former member of senior management for several large public companies.

Business Operations — As Vice Chairman, Mr. Grier has oversight and responsibility for Finance, Risk Management, Investor Relations, Operations and Systems, Auditing, External Affairs, and Global Marketing and Communications.

Corporate Governance — Mr. Grier has developed corporate governance expertise through his membership on Prudential’s Board since 2008.

Environmental/Sustainability/Corporate Responsibility — As Vice Chairman of Prudential, he supports ventures that create healthy and sustainable communities around the world and helps non-profit organizations achieve long-term sustainability, resulting in Prudential serving as a leading example of corporate citizenship and social responsibility, and he was a recent recipient of the UNICEF Spirit of Compassion Award, which recognizes advocacy to advance the course of children around the world.

Finance/Capital Allocation — Over a decade of financial experience through various roles at Prudential, including Vice Chairman overseeing International Insurance and Investments and CFO of Prudential Insurance; former executive with Chase Manhattan, a leading global financial services firm.

Financial Services — Over two decades in the financial services industry.

Government/Public Policy — Mr. Grier has oversight and responsibility for the public policy and government affairs function.

Insurance Industry — Insurance industry experience through service as a member of senior management.

International — Experience as a current and former member of senior management for large public companies with international operations.

Risk Management — Mr. Grier plays a key role in developing and implementing Prudential’s risk management policies and procedures.

Talent Management — Experience leading large, global teams at Prudential.

Technology/Systems — Mr. Grier has oversight and responsibility for the Operations and Systems function.

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CONSTANCE J. HORNER
Age: 70 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Ingersoll-Rand Company Limited • Pfizer Inc.

Ms. Horner served as a Guest Scholar at The Brookings Institution (non-partisan research institute) from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Ms. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

Skills and Qualifications

Business Head/Administration — Former Assistant to the President of the U.S. and Director of Presidential Personnel; Deputy Secretary of the U.S. Department of Health and Human Services; Director of the U.S. Office of Personnel Management.

Corporate Governance — Experience serving as a director and Chair of the Corporate Governance and Nominations Committee of several large public companies.

Environmental/Sustainability/Corporate Responsibility — In providing oversight in sustainability issues and maintaining responsible business models for several international companies, Ms. Horner has encouraged sustainable product development and strong corporate citizenship initiatives.

Government/Public Policy — Ms. Horner has government/public policy experience through her various senior positions in the federal government, including Commissioner of the U.S. Commission on Civil Rights.

International — Experience as a director on the boards of several international companies.

Talent Management — Former Assistant to the President of the U.S. and Director, Presidential Personnel; former Director, U.S. Office of Personnel Management.

MARTINA HUND-MEJEAN
Age: 51 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the Chief Financial Officer and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills and Qualifications

Business Operations — Has served as CFO of MasterCard Worldwide since 2007; SVP and Corporate Treasurer at Tyco; SVP and Treasurer at Lucent Technologies; and held management positions at General Motors.

Corporate Governance — Experience through her role at MasterCard, where she is responsible for Global Risk Management, Internal Audit and Investor Relations.

Finance/Capital Allocation — Over a decade of financial experience through various roles within the financial divisions at MasterCard, Tyco, Lucent Technologies and General Motors.

Financial Services — Experience through her position as CFO of MasterCard.

International — Current and former member of senior management of several public companies with international operations.

Investments — Responsibilities included $30 billion Defined Benefit Plan while serving as SVP and Treasurer of Lucent Technologies Inc. (Alcatel-Lucent).

Talent Management — Experience leading large global teams at a number of Fortune 500 companies.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	17

KARL J. KRAPEK
Age: 63 Director Since: January 2004	Prudential Committees: • Executive • Finance (Chair) • Investment	Public Directorships: • The Connecticut Bank & Trust Company (Lead Director) • Visteon Corporation • Northrop Grumman Corporation
Former Directorships Held During the Past Five Years: • Alcatel-Lucent (October 2008) • Delta Airlines (March 2007)

Mr. Krapek is a co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate. Mr. Krapek served as the President and COO of United Technologies Corporation (a diversified aerospace and industrial products company) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at United Technologies Corporation, which he joined in 1982.

Skills and Qualifications

Business Head/Administration — Formerly served as President and COO of United Technologies.

Business Operations — Formerly served as President and COO of United Technologies.

Corporate Governance — Experience serving as a director of several large public companies.

International — Served as current or former director of several public companies with international operations and as a former Chairman, President or CEO of several large public companies with global operations.

Real Estate — Co-founder of The Keystone Companies, which develops residential and commercial real estate.

Technology/Systems — Two decades of experience at United Technologies, which provides high-tech products and support to the aerospace and building industries, including President and Chief Operating Officer. Experience serving as a director at several companies in the technology industry.

CHRISTINE A. POON
Age: 59 Director Since: September 2006	Prudential Committees: • Finance • Investment	Public Directorships: • Koninklijke Philips Electronics NV • Regeneron Pharmaceuticals
Former Directorships Held During the Past Five Years: • Johnson & Johnson (March 2009)

Ms. Poon has served as Dean of Fisher College of Business, The Ohio State University since May 2009. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson (a global healthcare products and services company) from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals, from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb (a global biopharmaceutical company) for 15 years.

Skills and Qualifications

Academia/Education — Serving as the Dean of Fisher College of Business at The Ohio State University, an international leader in business education.

Business Head/Administration — Experience as former executive of two Fortune 500 companies.

Business Operations — Currently serves as Dean of Fisher College of Business at The Ohio State University; formerly served in a variety of management positions at two Fortune 500 companies.

Corporate Governance — Experience serving as a director of large public companies.

International — Current or former director of public companies with international operations and as former Worldwide Chair of the Pharmaceuticals Group and the Medicines and Nutritionals Group of Johnson & Johnson.

Marketing/Sales — As Vice Chairman, Worldwide Pharmaceuticals Group at Johnson & Johnson, Ms. Poon was responsible for the strategic growth of the global pharmaceuticals group.

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JOHN R. STRANGFELD
Age: 58 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investments divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills and Qualifications

Business Head/Administration — Held a variety of executive management positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Business Operations — Mr. Strangfeld is responsible for developing, implementing and assessing Prudential’s operating plan.

Corporate Governance — Mr. Strangfeld has developed corporate governance expertise through his leadership on Prudential’s Board.

Environmental/Sustainability/Corporate Responsibility — As CEO of Prudential, Mr. Strangfeld has addressed social, sustainability and environmental concerns and has ensured that the company’s corporate citizenship reflects its core values, through such activities as the company’s efforts to revitalize its home city of Newark, as well as its philanthropic, employee-volunteer and educational initiatives within the country and the international community.

Financial Services — Over three decades in the financial services industry.

Insurance Industry — Mr. Strangfeld previously oversaw the U.S. Insurance and Investments divisions.

International — Has held a variety of executive positions at Prudential, both within the U.S. and abroad.

Investments — Held a variety of senior investment positions at Prudential, including oversight responsibility for the U.S. Insurance and Investments divisions.

Risk Management — Mr. Strangfeld is ultimately responsible for leading the management team in developing and implementing Prudential’s risk management policies and procedures.

Talent Management — Directs that effective talent management is foremost in Prudential’s corporate strategy and reflected in individual employee performance objectives/evaluations. Actively engages the Board of Directors on talent management strategy and succession planning for senior leadership.

Technology/Systems — Mr. Strangfeld has oversight and responsibility for the Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	19

JAMES A. UNRUH
Age: 70 Director Since: January 2001 (Director of Prudential Insurance since April 1996)	Prudential Committees: • Audit (Chair) • Executive	Public Directorships: • CSG Systems International, Inc. • CenturyLink, Inc. • Tenet Healthcare Corporation
Former Directorships Held During the Past Five Years: • Qwest Communications International, Inc. (March 2011)

Mr. Unruh became a founding Member of Alerion Capital Group, LLC (a private equity investment group) in 1998. Mr. Unruh was with Unisys Corporation (a global information technology consulting services and solutions company) from 1987 to 1997, serving as its Chairman and CEO from 1990 to 1997. He also held executive positions with financial management responsibility, including serving as Senior Vice President, Finance, Burroughs Corporation (a business equipment manufacturer), from 1982 to 1987. In addition, Mr. Unruh serves as a director of several privately held companies in connection with his position at Alerion Capital Group, LLC.

Skills and Qualifications

Business Head/Administration — Served as Chairman and CEO of Unisys Corporation.

Business Operations — As the CEO of Unisys, Mr. Unruh was responsible for developing, implementing and assessing the company’s operating plan.

Corporate Governance — Experience serving as a director of public and private companies.

Finance/Capital Allocation — Founding member of Alerion Capital Group, a private equity investment group; former executive with responsibility for financial management at Burroughs Corporation.

International — Former Chairman and CEO of Unisys and current director of several public companies with global operations.

Investments — Experience overseeing financial management at Burroughs Corporation.

Marketing/Sales — Extensive experience in marketing at several large public companies.

Risk Management — As Chairman and CEO of Unisys, he was responsible for the company’s risk management initiatives.

Technology/Systems — Former Chairman and CEO of Unisys and currently at Alerion Capital Group, where he oversees private equity investments in later-stage technology and technology-enabled companies.

20	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	21

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Board reviews the Company’s policies and business strategies and advises and counsels the Chief Executive Officer (“CEO”) and the other executive officers who manage the Company’s businesses. The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company.

The full text of the Corporate Governance Principles, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management.

The Prudential Financial “poison pill” expired on December 18, 2011. The Board did not renew the pill.

PROCESS FOR SELECTING DIRECTORS

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of retirements over the next several years, the Committee is seeking one or more candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Committee is being assisted with its recruitment efforts by an independent search firm to recommend candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

SHAREHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.” Shareholders recommending candidates for consideration should send their recommendations to the attention of the Chief Governance

Officer and Corporate Secretary at 751 Broad Street, Newark, NJ 07102. Shareholders who wish to nominate directors directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals” in this proxy statement.

DIRECTOR ATTENDANCE

During 2011, the Board of Directors held 11 meetings. Each of the incumbent directors of the Board attended at least 94% of the combined total meetings of the full Board and the committees on which he or she served in 2011. The average attendance of all directors in 2011 was 98%.

DIRECTOR INDEPENDENCE

The current Board consists of 13 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Ms. Horner, Ms. Hund-Mejean and Ms. Poon and Messrs. Baltimore, Bethune, Caperton, Casellas, Cullen, Gray, Krapek and Unruh) and Mr. Hanson during his tenure, are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles.

MAJORITY VOTING FOR DIRECTORS

Our By-laws provide a majority voting standard for election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

We are asking shareholders to approve amendments to eliminate the supermajority voting provisions in our Certificate of Incorporation (Item 4). Last year, we supported a shareholder proposal to eliminate the supermajority voting provisions and pledged we would submit the matter to shareholders.

INDEPENDENT DIRECTOR MEETINGS

The independent directors generally meet in executive session at both the beginning and then at the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

BOARD LEADERSHIP

Currently, our Board leadership structure consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong committee chairs. The Board believes this structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Coupled with the Lead Independent Director, this structure provides strong

22	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

independent oversight of management. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually. The Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance.

Accordingly, our Corporate Governance Principles require that the independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but no more than three years. The charter for the Lead Independent Director can be found at www.prudential.com/governance.

The Lead Independent Director’s responsibilities include:

•	Chair all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Call meetings of the independent directors.

•	Serve as a liaison between the Chairman and the independent directors.

•	Approve information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

•	Approve meeting agendas for the Board.

•	Approve meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Authorized to retain outside advisors and consultants who report directly to the Board of Directors on Board issues.

•	Be available, if requested by shareholders, when appropriate, for consultation and direct communication.

BOARD RISK OVERSIGHT

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company as a whole as well as those related to specific businesses. Certain other important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee oversees risks related to financial controls, legal, regulatory and compliance risks, and the overall risk management governance structure and risk management function;

•

Finance Committee oversees risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, funding of benefit plans, statutory insurance reserves and policyholder dividends, and the strength of the finance function;

•	Investment Committee oversees investment risk and the strength of the investment function;

•	Compensation Committee oversees our compensation programs so that they do not incentivize excessive risk-taking; and

•

Corporate Governance and Business Ethics Committee oversees the Company’s political contributions, lobbying expenses and overall strategy as well as the Company’s environmental, sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability.

As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

In performing their oversight responsibilities, the Board and committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk (including brand and reputational risk), credit/counterparty risk, market risk (including interest rate and asset/liability matching risk), insurance risk, product risk, operational risk, legal and regulatory/compliance risk, liquidity and capital risk, and emerging risk/event risk.

During 2011, the full Board received reports on the most important strategic issues and risks facing the Company. In addition, the Board and committees receive regular reports from the Company’s Chief Risk Officer and other senior management regarding compliance with applicable risk-related policies, procedures and limits.

We believe that our leadership structure supports the risk oversight function. As indicated above, certain important categories of risk are assigned to committees that receive, review, and evaluate management reports on risk. We note that risk management is an integral part of the Company’s culture: the Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; employee appraisals take into consideration sound risk management; and the legal and compliance functions operate independently of the business to separate management and oversight.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In 2009, 2010 and again in 2011, management undertook a review of the Company’s compensation programs to assess the risks arising from our compensation policies and practices. Management has presented these risk assessments to the Compensation Committee. The risk assessments included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could encourage or mitigate risk-taking. As part of the risk assessment, it was noted that the Company’s compensation

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	23

plans allow for discretionary adjustments to the ultimate outcomes, which serves to mitigate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk in order to achieve incentives under the compensation plans. Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term grants. In addition, senior management compensation will be paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Committee agreed with the conclusion that the risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

In 2011, the Compensation Committee again requested an updated risk assessment of our compensation program to supplement and expand on the studies conducted in 2009 and 2010.

SUCCESSION PLANNING

The Company’s Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

COMMUNICATION WITH DIRECTORS

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

    Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as appropriate. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

SHAREHOLDER ENGAGEMENT

In 2011, we extended our philosophy of transparency and engagement in a variety of ways, such as:

•	Providing multiple avenues for shareholders to communicate with the Company and the Board. Over 5,200 comments were received from shareholders in the last two years, each receiving a response.

•	Redesigning the Corporate Governance section of our website. We invite you to visit us at www.prudential.com/governance to see the changes.

•	Continuing our vote incentive program for a second year. Results reflect a 9% increase in quorum, nearly 100,000 shareholders voting who did not vote in prior years, 229,000 trees being planted by American Forests, and 205,000 eco-friendly bags now being carried by our shareholders.

•	Continuing our philosophy of promoting greater communication with our institutional investors on corporate governance issues.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Finance and Investment. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates its

24	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that all of our Audit Committee members, Messrs. Unruh and Casellas and Ms. Hund-Mejean, are audit committee financial experts as defined by the SEC.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board of Directors by the By-laws or otherwise.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, subsidiary structure and major capital expenditures.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Party Transaction Approval Policy that applies to:

•	any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	the amount involved exceeds $120,000; and

•	a related party (a director or executive officer of the Company, any nominee for director, any shareholder

THE ENVIRONMENT AND SUSTAINABILITY

The Company has been active in the environmental area for more than ten years, issuing an environmental commitment in 2009 to document its work. In 2011, we were named one of Computerworld’s top green-IT organizations. We also began to formalize an integrated sustainability strategy by:

•	Revising the charter of the Committee on Corporate Governance and Business Ethics to include oversight of the Company’s strategy and policies on sustainability.

•	Including environment and sustainability skills and experience in qualifications for service on the Board of Directors.

•	Appointing Prudential’s first enterprise-wide Environment and Sustainability Officer.

•	Creating the framework for Prudential’s Sustainability Report to be issued in 2012.

•	Joining the International Integrated Reporting Committee pilot to help create a framework that integrates financial, environmental, social and governance information to provide pictures of companies’ performance.

•	Sponsoring the INCR/Ceres 2012 Investor Summit on Climate Risk and Energy Solutions.

•	Establishing a Socially Responsible Investment Policy for Prudential Real Estate Investors, a signatory to the United Nation’s Principles for Responsible Investment.

•	Continuing engagement with investors and industry groups to receive feedback on our efforts.

owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that no reported transaction qualified as a related party transaction during 2011.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	25

THE BOARD AND COMMITTEES

Director	Board	Audit	Compensation	Corporate Governance and Business Ethics	Executive	Finance	Investment
Thomas J. Baltimore, Jr.					•	•	CHAIR
Gordon M. Bethune			•	•
Gaston Caperton							•
Gilbert F. Casellas		•
James G. Cullen	LEAD		CHAIR		CHAIR
William H. Gray III				CHAIR	•
Mark B. Grier
Constance J. Horner			•	•
Martina Hund-Mejean		•
Karl J. Krapek					•	CHAIR	•
Christine A. Poon						•	•
John R. Strangfeld	CHAIR				•
James A. Unruh		CHAIR			•
2011 Meetings	11	10	8	8	0	8	4

POLICY ON SHAREHOLDER RIGHTS PLAN

Our Shareholder Rights Plan (“Pill”) expired in December 2011 and was not renewed. We therefore do not have a Pill. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

POLITICAL CONTRIBUTIONS AND LOBBYING EXPENDITURE OVERSIGHT AND DISCLOSURE

The Corporate Governance and Business Ethics Committee has oversight for the corporate strategy, political contributions and lobbying expenses and discusses the strategy and the contributions/expenditure report with the Board. We disclose on our website a description of our oversight process for political contributions and a summary of PAC corporate contributions, including those to the federal PAC and three state PACs. We also include information on annual dues, assessments and contributions of $50,000 or more to trade associations and tax-exempt groups and a summary of Company policies and procedures for political activity. This disclosure is available on our website at www.prudential.com/governance under the heading “Political Activity & Contributions.”

ENVIRONMENTAL AND SUSTAINABILITY

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members traditionally sit on the Community Resources Oversight Committee, which oversees Prudential’s corporate social responsibility work. These directors inform the Company’s social responsibility efforts in strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

CORPORATE COMMUNITY INVOLVEMENT

•

The Prudential Foundation contributed nearly $29 million to non-profit organizations focused on improving education outcomes for children and transforming neighborhoods into thriving economically diverse communities in 2011, including $2.2 million of a $6 million commitment to the earthquake disaster relief and recovery in Japan.

•

Prudential’s Social Investment program committed more than $63 million to non-profits and businesses creating opportunities for disadvantaged communities. In partnership with UNICEF, the company announced a $7.5 million investment in a fund that will help UNICEF speed relief supplies to disaster-stricken areas.

•	Additionally, Prudential gave almost $11.4 million to non-profit and non-governmental organizations across the globe, including $3.3 million to projects serving U.S. veterans.

•

Prudential employees continued the Company’s long tradition of corporate community involvement. Our flagship volunteer program — Global Volunteer Day — engaged more than 31,000 employees, friends and family members in more than 800 projects in 10 countries.

•

Prudential received the first ever Jefferson Award for Outstanding Public Service by a Major Corporation for extraordinary contributions to building communities, including our headquarters of Newark, New Jersey.

26	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2012. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may retain such independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees billed for services provided by PricewaterhouseCoopers in 2011 and 2010.

WORLDWIDE FEES (IN MILLIONS)

Service	2011	2010
Audit(A)	$42	$38
Audit-Related(B)	$6	$5
Tax(C)	$2	$1
All Other	—	—
Total	$50	$44

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and International Financial Reporting Standards (IFRS).

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2011, tax compliance and preparation fees total $1.7M and tax advisory fees total $0.3M and in 2010, tax compliance and preparation fees total $1M and tax advisory fees total $0.1M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees paid by these entities of $10M in 2011 and $8M in 2010 and that all of these fees relate to audit, audit-related and tax services.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PricewaterhouseCoopers has been the Company's independent auditor since 1996.

A new Lead Audit Partner is designated at least every five years to provide a fresh perspective. Consistent with this practice, a new Lead Audit Partner was designated for 2012.

In determining whether to reappoint the independent auditor, the Audit Committee considers the length of time the firm has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of the past performance of both the Lead Audit Partner and PricewaterhouseCoopers.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $100,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	27

All Audit, Audit-Related, Tax and All Other fees described above were approved by the Audit Committee before services were rendered.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2012.

REPORT OF THE AUDIT COMMITTEE

Three non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that all of our Audit Committee members: Messrs. Unruh and Casellas and Ms. Hund-Mejean satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the SEC.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2011 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit

Committee under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee has discussed with, and received regular status reports from Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective examinations, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with PricewaterhouseCoopers and an assessment of the professional qualifications and past performance of the Lead Audit Partner and PricewaterhouseCoopers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

THE AUDIT COMMITTEE

James A. Unruh (Chairman)

Gilbert F. Casellas

Martina Hund-Mejean

28	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The Board is committed to excellence in governance and recognizes the interest our shareholders have expressed on the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal 2011 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the

related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it did last year, take into account the outcome of the “say on pay” vote when considering future compensation arrangements.

The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur in 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

At our 2011 Annual Meeting of Shareholders, holders of a majority of the outstanding shares of Common Stock approved a shareholder proposal, which was supported by the Board of Directors, requesting the Board take necessary steps to eliminate the supermajority voting provisions of the Company’s Certificate of Incorporation and By-Laws. The Board continues to support proposals to increase its accountability to shareholders and to strengthen the ability of shareholders to participate in corporate governance. In furtherance of these goals and in light of the strong support for the shareholder proposal, the Board, upon the recommendation of its Corporate Governance and Business Ethics Committee, has determined that removing the supermajority voting requirements in the Company’s Certificate of Incorporation and By-Laws is in the best interests of the Company and its shareholders.

Currently, the Certificate of Incorporation requires the affirmative vote of at least 80% of the votes cast in order (i) to approve the amendment or repeal of, or to adopt a by-law that is inconsistent with, certain sections of the By-Laws and (ii) to amend specified provisions of the Certificate of Incorporation. The Board of Directors has approved, and recommends that the shareholders approve, an amendment and restatement of the current Certificate of Incorporation to eliminate these 80% vote requirements as follows:

•	Section (b)4(iv) of Article FOURTH would be revised to delete the following words of that section: “provided,

however, Section (b)7 of Article FOURTH shall not be amended without the consent of holders of 80% of the outstanding shares of Class B Stock.” Further, a new Section (b)4(v) would be added to Article FOURTH in order to provide that Section (b)(7) of Article FOURTH may be amended upon the consent of holders of a majority of the outstanding shares of Class B Stock.

•

Article SEVENTH would be revised to delete the second sentence in its entirety. This Article currently requires the affirmative vote of the holders of not less than 80% of the votes, cast in order to approve an amendment to Sections (b) and (f) of Article FIFTH, Section (b) of Article SIXTH, or any provision of Article SEVENTH, EIGHTH or NINTH of the Certificate of Incorporation. Upon the deletion of this sentence, an amendment to these specified provisions would be governed by the requirements of the New Jersey Business Corporation Act, which, for the Company, requires that amendments to the Certificate of Incorporation be approved by a majority of the votes cast at a meeting of shareholders entitled to vote thereon.

•

Article NINTH would be revised to delete the third sentence in its entirety. This Article currently requires the affirmative vote of the holders of not less than 80% of the votes cast in order to approve the amendment or repeal of, or to adopt a by-law that is inconsistent with, Sections 3, 4 and 7 of Article II, Sections 1(a), 2 and 3 of Article III or Articles VIII and IX of the Company’s By-Laws. Upon the

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	29

deletion of this sentence, an amendment to these specified provisions would be governed by the requirements of the New Jersey Business Corporation Act, which provides that by-laws may be amended or repealed, and new by-laws may be adopted, by shareholders upon the approval of a majority of the votes cast at a meeting of shareholders entitled to vote thereon.

The Board of Directors has approved, and recommends that the shareholders approve, the following additional amendments to the Certificate of Incorporation:

•	An amendment to Section (b) of Article FIFTH to specify the number of directors constituting the current Board of Directors of the Company and to provide the name and address of each of the directors.

•	An amendment to Section (c) of Article FIFTH to properly reflect that the Company no longer has a classified Board of Directors.

•

An amendment to Article EIGHTH to clarify that the holders of a “majority” of the shares entitled to cast votes shall constitute a quorum for the transaction of business at all meetings of the shareholders. Currently, the Certificate of Incorporation specifies the quorum requirement to be “50%” of the shares entitled to cast votes. The proposed revision is consistent with the language of the New Jersey Business Corporation Act.

•	An amendment to Article SECOND to provide that “Margaret M. Foran” is the name of the Company’s current registered agent at its registered office in New Jersey.

The terms of the proposed amendments to the Certificate of Incorporation are set forth in Appendix A to this proxy statement, with deletions indicated by strike-outs and additions indicated by underlining.

Approval of the proposed amendments to the Certificate of Incorporation requires the affirmative vote of at least 80% of the votes cast. This 80% vote is required because the provisions to be amended currently require this threshold for approval; no 80% vote would be required for any future amendments if the proposed amendments are approved at this Annual Meeting. If the amendments to the Certificate of Incorporation are approved, then they will become effective upon filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of New Jersey, which filing would be made promptly after the Annual Meeting.

Subject to approval of these proposed amendments by the shareholders, the Board has approved conforming changes to the Company’s By-Laws, which will become effective upon the effectiveness of the Amended and Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

30	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent. The Company is not responsible for any inaccuracies it may contain. The shareholder proposal is required to be voted on at our Annual Meeting only if properly presented. As explained below, our Board unanimously recommends that you vote “AGAINST” the shareholder proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 80 shares of Common Stock, is the proponent of the following shareholder proposal. The proponent has advised us that a representative will present the proposal and related supporting statement at the Annual Meeting.

5 – Independent Board Chairman

RESOLVED: Shareholders request that our board of Directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

Supporting Statement of Shareholder Proponent

When a CEO serves as our board chairman, this arrangement may hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets.

The merit of this Independent Board Chairman proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library, an independent investment research firm rated our company “High Concern” in Executive Pay – $14 million for Mark Grier and $22 million for our CEO, John Strangfeld. James Cullen, who chaired our executive pay committee, received our highest negative votes.

Mr. Strangfeld was potentially entitled to $46 million in the event of a change in control. Mr. Strangfeld has amassed $31 million in pension benefits and $5.6 million in non-qualified deferred pay. Mr. Strangfeld’s pension value increased by $6 million in a year – difficult to justify in terms of shareholder value since it was not directly tied to company performance. The CEO stock ownership guideline of five-times base salary was too low.

Our executives had, as a hefty portion of their long-term incentive pay, market-priced stock options and restricted stock units that simply vest, without performance restrictions.

Executive pay in terms of performance shares and performance units continued to be based on annual targets ROE and EPS, metrics that were used to determine annual cash incentive pay. Not only did this suggest a lack of incentives tied to our company’s long-term success, it also indicated that executives were being rewarded twice for the same goal.

We had a poison pill not approved by shareholders. We did not have a Lead Director, cumulative voting or right to act by written consent.

William Gray (Visteon), Karl Krapek (Visteon), and Gaston Caperton (Owens Corning) were on the boards of major companies leading up to their bankruptcies. And William Gray was nonetheless allowed to chair our Nomination Committee.

An independent Chairman policy can enhance investor confidence in our Company and strengthen the integrity of our Board. Please encourage our board to respond positively to this proposal for an Independent Board Chairman – Yes on 5.

Board of Directors’ Statement in Opposition to the Proposal

Your Board recommends a vote against this proposal because it believes that it is in the best interests of our shareholders for the Board to have the flexibility to determine the best person to serve as Board Chairman, whether that person is an independent director or the Chief Executive Officer. We take to heart that independent, engaged, forthright and assertive directors are the key to investor-sensitive management whether the Board is led by a Chairman who is also the Chief Executive or a Chairman who is an independent Director.

Currently, our Board leadership structure consists of a Chairman, who is also our Chief Executive Officer and a Lead Independent Director, who is elected solely by the independent directors. The Board believes this structure provides the optimum benefit of having our CEO, the individual most familiar with the Company’s day-to-day operations, chair regular Board meetings as we discuss key business and strategic issues. Coupled with a Lead Independent Director, this structure provides strong, independent oversight of management. At the same time, the Board evaluates this structure on an annual basis to assure it continues to provide effective corporate governance.

We take seriously our commitment to the highest standards of corporate governance, including independent leadership, and

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	31

we base our policies and practices on the principles of transparency, accountability and integrity. In order to support the independence of our oversight and preserve the integrity of our stewardship on behalf of shareholders, the Board reviews and refines the role and responsibilities of the Lead Independent Director on an annual basis. The current Charter of the Lead Independent Director provides leadership authority to:

•	Chair all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

•	Call meetings of the independent directors.

•	Serve as a liaison between the Chairman and the independent directors.

•	Approve information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information.

•	Approve meeting agendas for the Board.

•	Approve meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Retain outside advisors and consultants who report directly to the Board of Directors on Board issues.

•	Be available, if requested by shareholders, when appropriate, for consultation and direct communication.

A fixed policy regarding Board leadership structure is also unnecessary because of Prudential’s other governance practices, including: majority vote requirement in uncontested director elections, annual election of the Chairman by the Board, majority of independent directors, executive sessions for independent directors, independent director access to senior management, expiration of our shareholder rights agreement (poison pill), elimination of the classified Board, a philosophy of promoting communication with investors on corporate governance issues, and making publicly available corporate governance guidelines and charters on a dedicated corporate governance website.

The proposed policy would unduly impair the Board’s flexibility to annually elect the individual it deems best suited to serve as Board Chairman. Prudential and its long-term shareholders are best served when the Board has the flexibility to elect the individual it deems best suited to serve as Board Chairman at any particular time, depending upon the circumstances.

Therefore, your Board recommends that you vote AGAINST this proposal.

32	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	26,535,487	(1)	5.65%
Class B Stock	National Union Fire Insurance Company of Pittsburgh, PA c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	885,714	(2)	44.3%
Class B Stock	Lexington Insurance Company c/o AIG Asset Management (U.S.), LLC 2929 Allen Parkway, Suite A-36-04 Houston, TX 77019	914,286	(2)	45.7%
Class B Stock	Pacific Life Corp. 700 Newport Center Drive Newport Beach, CA 92660	200,000	(3)	10.0%

(1)

Based on information as of December 31, 2011 contained in a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power with respect to these shares.

(2)

National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company are subsidiaries of American International Group, Inc. (“AIG”), resulting in AIG beneficially owning 90% of the Class B Stock. AIG has informed us that its subsidiaries have sole voting and dispositive power with respect to these shares.

(3)	Pacific Life Corp. has informed us that it has sole voting and dispositive power with respect to these shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock or more than 5% of the voting power of the combined Common Stock and Class B Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 9, 2012, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group:

Name of Beneficial Owner	Number of Shares of Common Stock		Number of Shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned[1]	Director Deferred Stock Units / Additional Underlying Units[2,3,4,5]	Total Shares Beneficially Owned Plus Underlying Units
Thomas J. Baltimore, Jr.	250			250	15,483	15,733
Gordon M. Bethune	200			200	15,235	15,435
Gaston Caperton	8,648			8,648	6,603	15,251
Gilbert F. Casellas	500			500	25,990	26,490
James G. Cullen	2,033			2,033	38,266	40,299
William H. Gray III	1,013			1,013	25,811	26,824
Constance J. Horner	1,076			1,076	25,729	26,805
Martina Hund-Mejean	128			128	4,391	4,519
Karl J. Krapek	1,000			1,000	33,843	34,843
Christine A. Poon	6,125			6,125	7,579	13,704
James A. Unruh	20,154			20,154	11,113	31,267
John R. Strangfeld	238,044	[6]	1,023,557	1,261,601	526,375	1,787,976
Mark B. Grier	175,275		697,078	872,353	387,461	1,259,814
Richard J. Carbone	81,835		200,371	282,206	102,490	384,696
Edward P. Baird	58,565		246,394	304,959	178,760	483,719
Charles F. Lowrey	40,917		221,330	262,247	202,473	464,720
All directors and executive officers as a group (20 persons)	759,890		2,775,524	3,535,414	1,821,427	5,356,841

[1]	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 9, 2012.

[2]

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 15,483; Mr. Bethune, 15,235; Mr. Caperton, 6,603; Mr. Casellas, 25,990; Mr. Cullen, 38,266; Mr. Gray, 25,811; Ms. Horner, 25,729; Ms. Hund-Mejean, 4,391; Mr. Krapek, 33,843; Ms. Poon, 7,579; Mr. Unruh, 11,113; and Mr. Strangfeld, 36,571.

[3]

Includes the following shares representing the target number of shares to be received upon the attainment of ROE and EPS goals under the performance share program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 81,782; Mr. Grier, 64,048; Mr. Carbone, 16,790; Mr. Baird, 30,126; and Mr. Lowrey, 33,570.

[4]	Includes the following restricted stock units which do not have any voting or investment power: Mr. Strangfeld, 25,513; Mr. Grier, 25,513; and Mr. Carbone, 4,146.

[5]	Includes the following unvested stock options: Mr. Strangfeld, 382,509; Mr. Grier, 297,900; Mr. Carbone, 81,554; Mr. Baird, 148,634; and Mr. Lowrey, 168,903.

[6]	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	33

The Corporate Governance and Business Ethics Committee reviews the compensation of our Directors periodically and recommends changes to the Board, when it deems appropriate.

The following table describes the components of the Director compensation program for 2011:

*Compensation Element	2011 Director Compensation Program
Annual Retainer	$120,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$120,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$25,000 for the Audit Committee $20,000 for the Compensation Committee $15,000 for all other committees*
Lead Director Fee	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting
New Director Fee (one-time grant)	$120,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership in Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer within six years of joining the Board ***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee composed of members of management and the Board of Directors. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee Directors on this committee currently consist of Messrs. Casellas and Caperton and Ms. Horner. The Community Resources Oversight Committee met three times in 2011.

***	Each of our non-employee Directors met this guideline as of December 31, 2011, with the exception of our newest Director, Martina Hund-Mejean, who joined the Board in October 2010. For purposes of the stock ownership guidelines, once a Director satisfies the stock ownership guidelines, the Director will be deemed to continue to satisfy the guidelines without regard to fluctuation in the value of the equity interests owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Prior to 2011, 50% of the annual Board and committee retainer was deferred in a notional account that replicates the performance of our Common Stock. In 2011, 50% of the annual Board and committee retainer was awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting of Shareholders). In addition, a Director can elect to invest the cash portion of his or her retainer and fees in accounts that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (PESP). Prior to 2011, the Plan required that distributions begin in the year a director reaches the age of 70 1/2. Beginning in 2011, the Plan does not require distributions of fees earned after 2010 to commence when a

Director reaches the age of 70 1/2. Instead, the Plan provides for distributions to commence upon termination of Board service or retirement or while a Director remains on the Board. Each Director receives dividend equivalents on the share units contained in his or her deferral account, which are equal in value to dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the Director compensation program, if a Director satisfies the stock ownership guidelines, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guidelines, the restricted stock units are automatically deferred until termination of Board service.

Director Stock Ownership Guidelines

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

34	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

2011 DIRECTOR COMPENSATION

	Fees Earned or Paid in		Stock Awards($)(1)	Total($)
Name	Stock($)	Cash($)
Thomas J. Baltimore, Jr.		128,750	120,000	248,750
Gordon M. Bethune		120,000	120,000	240,000
Gaston Caperton		120,000	120,000	240,000
Gilbert F. Casellas		123,750	120,000	243,750
James G. Cullen		169,167	120,000	289,167
William H. Gray III		135,000	120,000	255,000
Jon F. Hanson(2)		134,583	—	134,583
Constance J. Horner		123,750	120,000	243,750
Martina Hund-Mejean		120,000	120,000	240,000
Karl J. Krapek		128,750	120,000	248,750
Christine A. Poon		120,000	120,000	240,000
James A. Unruh		145,000	120,000	265,000

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value for restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes over the requisite service period of the award. As of December 31, 2011, the aggregate balance in each of the non-employee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 15,483 and $776,064; Mr. Bethune: 15,235 and $763,587; Mr. Caperton: 6,709 and $336,272; Mr. Casellas: 25,990 and $1,302,663; Mr. Cullen: 38,266 and $1,917,964; Mr. Gray: 25,811 and $1,293,692; Mr. Hanson: 32,779 and $1,642,893; Ms. Horner: 25,729 and $1,289,570; Ms. Hund-Mejean: 4,391 and $220,084; Mr. Krapek: 33,843 and $1,696,260; Ms. Poon: 7,579 and $379,893; and Mr. Unruh: 13,681 and $685,713.

(2)

Prior to 2011, the Plan allowed Directors who reached 70 1/2 to choose to receive fees in any combination of cash or shares. Given Mr. Hanson’s retirement from the Board in May 2011, all fees, including a $50,000 payment in lieu of stock were taken in cash.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	35

In this section, we describe the material components of our executive compensation program for our Named Executive Officers or “NEOs,” whose compensation is set forth in the 2011 Summary Compensation Table and other compensation tables contained in this proxy statement:

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Richard J. Carbone, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;

•	Edward P. Baird, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrives at specific compensation policies and decisions involving the NEOs.

EXECUTIVE SUMMARY

Our Business

We are a global financial services business with approximately $901 billion of assets under management as of December 31, 2011 with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

2011 Business Highlights

While the past 12 months marked another year of uncertainty and challenges in the global economy and financial markets, throughout this period, as a result of our steady leadership, we were able to seize opportunities and further differentiate ourselves from the competition. Our performance in 2011 was solid and continued to reflect our attention to capital deployment, balanced business mix, and effective execution of our individual business strategies. Consequently, as in 2010, we were able to deliver strong results for our shareholders in a challenging environment of continued low interest rates and the enactment of far-reaching legislation impacting the financial services industry.

2011 was a year of significant accomplishments:

•	Our Financial Services Businesses reported net income of $3.5 billion, or $7.22 per share of Common Stock, compared to $2.7 billion, or $5.75 per share of Common Stock in 2010;

36	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

•

Our Financial Services Businesses reported after-tax adjusted operating income of $3.1 billion and posted earnings per share of Common Stock of $6.41, compared to $2.9 billion, or $6.17 per share of Common Stock, in 2010;

•

Our Financial Services Businesses reported book value, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits as of year-end 2011, of $66.63 per share of Common Stock, compared to $59.48 per share of Common Stock a year earlier;

•	Our total shareholder return was at the 63rd and 89th percentile of our 2011 compensation peer group for the one and three years ended December 31, 2011, respectively;
•	We successfully completed the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Co. for $4.7 billion in February 2011;

•	In July 2011, we completed the divestiture of our global commodities business for proceeds of approximately $400 million;

•

In December 2011, we completed the sale of Prudential Real Estate and Relocation Services (“PRERS”), our real estate brokerage and relocation services unit, to Brookfield Residential Property Services for proceeds of approximately $100 million;

•	We successfully completed financing transactions valued at approximately $1.5 billion;

•	We increased assets under management to $901 billion as of year-end 2011, a 15% increase from 2010; and

•

We announced a program to repurchase up to $1.5 billion of our outstanding shares of Common Stock through June 2012. Through December 31, 2011, we repurchased approximately $1 billion of our Common Stock under this program.

In 2011, we also continued to benefit from effective capital management, which remains a significant priority. Maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

2011 Executive Compensation Highlights

At the beginning of 2011, in conjunction with making compensation decisions with respect to our financial performance during 2010, the Committee decided to maintain the base salaries of the NEOs at their 2010 levels.

Subsequently, in October 2011, the Committee restructured the compensation arrangements for the NEOs to better align their compensation mix, including the relationship between fixed and variable compensation, to market and competitive practices and to tie more of their compensation to longer-term performance and risk outcomes. At that time, the Committee:

•	Increased the base salary of each of the NEOs (retroactive to the beginning of 2011) by an amount ranging from $200,000 to $400,000;

•

Reduced the annual incentive award opportunities of the NEOs for 2011 (before consideration of 2011 performance) by 120% of each senior executive’s base salary increase to reflect, on a risk-adjusted basis, these base salary increases; and

•

Increased the mandatory deferral rates on NEO annual incentive awards into our Book Value Performance Program (formerly known as the Mid-Term Incentive Program) to 20% for 2011 awards payable in 2012 and to 30% for 2012 awards payable in 2013 and for future years.

The net effect of these actions was a modest reduction in the overall total direct compensation opportunity (that is, the sum of base salary, annual incentive award opportunity, and long-term incentive compensation value) of the NEOs for 2011 (before consideration of 2011 performance).

In February 2012, in view of our financial performance during 2011, as well as our other business accomplishments (as described above), the Committee took the following compensation actions:

•	We did not increase base salaries, which were kept at their 2011 level;

•

We made annual and long-term incentive awards for 2011 performance consistent with our 2011 business results after taking into consideration the reduction of each NEO’s annual incentive award opportunity as described above; and

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	37

•

We granted book value units under our Book Value Performance Program reflecting the allocation of 20% of each NEO’s long-term incentive compensation value and the mandatory deferral of 20% of his annual incentive award.

2011 Corporate Governance Highlights

We endeavor to maintain good governance standards, including the oversight of our executive compensation policies and practices. The following policies and practices were in effect during 2011:

•

We maintain a majority vote for the election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected) and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Chairman (who is also our CEO), a Lead Independent Director, who is elected by the independent directors, and strong Board committee chairs.

•	The Committee is composed solely of independent directors who have established methods to communicate with shareholders regarding their executive compensation ideas and concerns.

•	The Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for us.

•

The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•	Currently, we maintain a compensation recovery (“clawback”) provision in our Book Value Performance Program.

We intend to adopt a general clawback policy covering our annual and long-term incentive award programs and arrangements once the SEC adopts the final implementing rules.

Consideration of Last Year’s “Say on Pay” Vote

Following our Annual Meeting of Shareholders in May 2011, the Committee reviewed the results of the shareholder advisory vote on executive compensation that was held at the meeting with respect to the 2010 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Eighty-six and one half percent (86.5%) of the votes cast on the proposal were voted in support of the compensation of our NEOs set forth in the CD&A, the summary compensation table and the related compensation tables and narratives in last year’s proxy statement.

Based on the results of the “say on pay” vote, as well as our ongoing dialogue with our shareholders, the Committee and our Board concluded that, even though our overall executive compensation policies and practices enjoy favorable shareholder support, it was appropriate to rebalance the compensation mix of our senior executive officers to better align their compensation mix to market and competitive practices and to tie more of their compensation to longer-term performance and risk outcomes.

In addition, the Committee made several changes to the design and disclosure of our executive compensation program for 2012, including:

•	Establishing a more structured annual incentive program that features target and maximum annual incentive awards and performance factors aligned to our annual EPS targets;

•	Revising the financial measures for our Annual Incentive Program and Long-Term Incentive Program to eliminate overlap;

•	Revising the performance period for the performance share and performance unit awards under our Long-Term Incentive Program to a single three-year performance period;

•

Providing additional information on the objectives and factors impacting the value of our Mid-Term Incentive Program and, to reflect its purpose and to reposition it as a component of our Long-Term Incentive Program, renaming the program as our Book Value Performance Program; and

•	Developing a revised compensation peer group that better reflects our size in terms of total assets and market capitalization.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under the heading “Communication with Directors” in this proxy statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3—Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

38	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Specific Compensation and Corporate Governance Policies and Practices

Our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

•	We have stock ownership guidelines for our executive officers, including the NEOs. Each of the NEOs has met his individual stock ownership level under the current program.

•

We have stock retention requirements for our executive officers, including the NEOs, that require retention of 50% of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive satisfies our stock ownership guidelines.

•

We have a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. We also have a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

•

Our executive officers, including the NEOs, receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services.

PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•

Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•

Tie compensation to performance of the Company’s core business: A significant portion of our executive officers’ compensation should be tied to measures of performance of our Financial Services Businesses;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Provide modest perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

To ensure a solid link between our incentive compensation awards and our short-term and longer term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program, which includes our Book Value Performance Program.

•

Our Annual Incentive Program rewards short-term performance based on the annual average percentage change in pre-tax adjusted operating income (AOI) and earnings per share (EPS). This calculation is subject to modification if return on equity (ROE) is outside a target range of 9% to 11%. For 2011, our Annual Incentive Program also provided the Committee with discretion to consider strategic measures of performance, such as performance relative to our financial targets related to our 2011 earnings guidance, capital and liquidity management, risk management, and competitive performance.

•

Through our Long-Term Incentive Program, we incentivize long-term value creation, by providing compensation in the form of stock options and performance shares and units that reward increases in the market value of our Common Stock as well as achievement of our ROE and EPS goals for the Financial Services Businesses.

•	The Book Value Performance Program is composed of a portion (20%) of the long-term compensation value and,

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	39

beginning with awards for 2011 performance, 20% (increased in 2011 from 10%) of the amount awarded under our Annual Incentive Program, thereby tying a significant portion of the incentive compensation awarded to the NEOs to changes in book value per share over a three-year period. Book value per share is an important measure in valuing insurance and financial companies that, unlike measures based on AOI, takes into account realized gains and losses in our investment portfolio.

PLAN/PROGRAM CHANGES

•

Compensation Rebalancing. In October 2011, we adjusted our executive compensation arrangements to better align the mix of compensation with market and competitive practices and to tie more of the compensation of the NEOs to longer term performance and risk outcomes. These changes consisted of an increase in salaries accompanied by a reduction in annual incentive award opportunities and an increase in the mandatory deferral rate into the Book Value Performance Program. The net effect of these changes was a modest reduction in the target total direct compensation opportunity of the NEOs for 2011 before consideration of 2011 performance.

As part of the compensation rebalancing, we increased the mandatory deferral rates on NEO annual incentive awards into our Book Value Performance Program to 20% for 2011 awards payable in 2012 and to 30% for 2012 awards payable in 2013 and for future years.

•	Annual Incentive Program. For 2012, individual annual incentive targets have been established for the NEOs and other senior executives. A performance factor will be applied to the sum of the targets for these executives to generate their funding contributions to the Company’s 2012 annual incentive pool. The performance factor will be determined based principally on EPS (AOI basis), subject to certain adjustments, measured relative to the Company’s 2012 EPS target range. EPS will therefore be the primary metric for determining pool funding (rather than EPS, AOI and ROE). This change, together with the change to the performance shares program, will serve to reduce reliance on the same financial metrics for multiple compensation elements.

•

Long-Term incentive Program. The Book Value Performance Program (formerly the Mid-Term Incentive Program) has been repositioned as one part of a three-part Long-Term Incentive Program. We believe this will reduce complexity and enhance understanding of the program. Also, for 2012, performance share awards and payouts will be based upon performance over a single three-year performance period (rather than three one-year periods) and will be based on the achievement of targets relative to ROE (rather than ROE and EPS).

•

Peer Group. Periodically, we adjust the peer group we use in evaluating the Company’s relative performance so that it consists of companies that we believe are comparable to Prudential in terms of size and other selection criteria. For 2012, we have eliminated four small companies as measured by total assets and market capitalization so that our peer group better reflects Prudential’s size.

In January 2012, for the third consecutive year, we updated our assessment of the risks associated with our compensation policies and practices. This update included an examination of the changes in the Company’s risk profile over the past year for our executive compensation policies and practices. Based on this assessment, we determined that these risks were not reasonably likely to have a material adverse effect on our Company.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each executive officer’s total compensation package; and
•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and an executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s

40	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for senior vice presidents and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive compensation consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings; however, the Committee makes all decisions regarding the compensation of our executive officers.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to its performance.

During 2011, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total compensation to the Committee at its February meeting, without prior review by our CEO.

•	Reviewed with our CEO his compensation recommendations with respect to other NEOs.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Provided advice on the rebalancing of the pay mix and the redesign of the Annual Incentive Program and the Long-Term Incentive Program.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

The Compensation Consultant provided no services to management during 2011.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2011 was $183,203. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation.

USE OF COMPETITIVE DATA

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for employees, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs. The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Compensation Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and includes our principal business competitors. For 2011, the Peer Group consisted of the following companies:

AFLAC, Incorporated

American Express Company

Ameriprise Financial, Inc.

Bank of America Corporation

The Bank of New York Mellon Corporation

BlackRock, Inc.

Capital One Financial Corporation

Citigroup Inc.

Franklin Resources, Inc.

Genworth Financial, Inc.

The Hartford Financial Services Group, Inc.

INVESCO

JPMorgan Chase & Co.

Legg Mason

Lincoln National

Manulife Financial Corporation

MetLife, Inc.

Northern Trust Corporation

PNC Financial Services Group, Inc.

Principal Financial Group

State Street Corporation

Sun Life Financial Inc.

Unum Group

U.S. Bancorp

Wells Fargo & Company

The changes from 2010 to 2011 included the addition of PNC Financial Services due to its expansion and significant presence in banking and asset management and deletion of Loews because its business model includes substantial investments in oil and gas as well as hotels and tourism. Bank

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	41

of America Corporation and Citigroup were added back since they repaid TARP funds and are no longer subject to government restrictions on executive compensation.

To assess the competitiveness of our executive compensation program, we analyze Peer Group proxy compensation data as well as compensation and benefits survey data developed by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee also takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, any differences in the levels of total direct compensation among the NEOs in 2011 were primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2012, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

When establishing incentive compensation opportunities, we look at the 50th and 75th percentiles of the Peer Group (for each compensation element) for similar positions to understand where these opportunities fall relative to the competitive market. Actual payouts are based upon the market price of our Common Stock and financial performance.

Compensation Component	Key Characteristics	Purpose	Principal 2011 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted, if and when appropriate.	Intended to compensate executive officers fairly for the responsibility level of the position held.	Base salary increases in 2011 of $200,000 to $400,000 per executive officer, in conjunction with a decrease of 120% of such increase in their target annual incentive award opportunity.
Annual Incentive Awards	Variable compensation component. Performance-based award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives that drive overall performance; intended to encourage accountability by rewarding based on performance.	The NEOs received annual incentive awards ranging from $2,750,000 to $6,300,000 (with 20% of these amounts being mandatorily deferred into the Book Value Performance Program).
Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of stock option performance shares and units and book value units. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate executive officers to achieve our business objectives by tying incentives to the performance of our Common Stock and book value over the long-term and to reinforce the link between the interests of our executive officers and our shareholders, and intended to motivate our executive officers to improve multi-year financial performance.	The NEOs received long-term incentive values ranging from $2,000,000 to $8,500,000 in February 2012 (not including the mandatory deferral of 20% of the annual incentive awards into the Book Value Performance Program).
Health and Welfare Plans and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No significant changes to programs in 2011 that affected the NEOs.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.	No changes to benefits in 2011 that affected the NEOs.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2011 that affected the NEOs.

42	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

DIRECT COMPENSATION COMPONENTS

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities. While most of our focus is on annual and long-term incentive awards rather than base salary, as described below, the Committee made significant adjustments to the base salaries of the NEOs in connection with its restructuring of our executive compensation program in October 2011.

Decisions for 2011

None of the NEOs, except for Mr. Lowrey, who was appointed to his role in February 2011, received an increase to base salary during the Committee’s annual review of our executive compensation program in February 2011.

In October 2011, as part of its rebalancing of the compensation arrangements for the NEOs to better align the compensation mix, including the relationship between fixed and variable compensation, to market and competitive practices and to tie more of their compensation to longer-term performance and risk outcomes, the Committee approved the following base salary adjustments and corresponding reductions in annual incentive opportunities for the NEOs, to be effective retroactively to January 1, 2011.

Named Executive Officers	Base Salary (Before Rebalancing)	Base Salary (After Rebalancing)	Reduction in 2011 Annual Incentive Opportunity	Net Effect on Cash Compensation*
John R. Strangfeld	$1,000,000	$1,400,000	($480,000)	($80,000)
Richard J. Carbone	$500,000	$700,000	($240,000)	($40,000)
Mark B. Grier	$850,000	$1,190,000	($408,000)	($68,000)
Edward P. Baird	$550,000	$770,000	($264,000)	($44,000)
Charles F. Lowrey	$550,000	$770,000	($264,000)	($44,000)

*	Before consideration of 2011 performance.

In the case of Mr. Strangfeld, this adjustment represented the first increase in the base salary of our Chief Executive Officer since he became CEO on January 18, 2008.

Annual Incentive Awards

Annual incentive awards for our executive officers, including the NEOs, are paid through an incentive pool that covers approximately 14,000 employees. Each year, the initial size of this pool is based on the final pool amount from the previous year. For 2011, the Committee, after adjusting the annual incentive pool amount for changes in headcount, reduced the pool amount by 120% of the 2010 salary increases provided to executives as part of the rebalancing of the pay mix, including the NEOs and other senior executives.

Determination of Incentive Pool

To ensure that the annual incentive awards establish a direct link between the interests of our executive officers and our shareholders, the Committee assesses our performance against a series of financial measures as well as strategic and qualitative factors to establish the size of the incentive pool to be used for the payment of annual incentive awards for the current year.

For 2011, three key financial measures of the operating performance for our Financial Services Businesses were used to determine the preliminary quantitative adjustment to the final 2010 annual incentive pool: pre-tax adjusted operating income (“AOI”), earnings per share (“EPS”), and return on equity (“ROE”).

•

AOI is a non-GAAP measure of the performance of our Financial Services Businesses. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in the Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

•

EPS, which is based on AOI, is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements.

•	ROE, which is based on AOI, is “operating return on average equity (based on adjusted operating income),” as defined and publicly disclosed in our Quarterly Financial Supplements.

In calculating the amount of the preliminary adjustment, the Committee adjusted the final 2010 annual incentive pool (as first adjusted for changes in headcount and to reflect the compensation rebalancing in 2011) based on the annual

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	43

average percentage change in pre-tax AOI and EPS from 2010. In determining this percentage change, the Committee reserved the discretion to adjust the reported pre-tax AOI and EPS figures for the current and prior years for one-time items that did not reflect operating performance. In making the calculation for purposes of the 2011 annual incentive pool, the Committee adjusted (a) the 2010 reported pre-tax AOI and EPS figures for the impact of equity issuances in June 2009 and November 2010 and November 2010 debt issuance costs and (b) the 2011 reported pre-tax AOI and EPS figures for the annualization of the 2011 earnings of the acquired AIG Star and Edison operations, and the exclusion of the one-time costs associated with the AIG Star and Edison acquisitions.

In addition, the Committee adjusted the annual incentive pool for the actual performance of the Standard & Poor’s 500 relative to our 8% growth assumption for both 2010 and 2011. The net effect of these adjustments was an increase in the 2011 annual incentive pool.

After factoring in the adjustments for one-time items and the actual Standard & Poor’s 500 performance, the annual average percentage change in pre-tax AOI and EPS was calculated to be 20.6%. This calculation was then subject to a further modification of up to +/-25% if ROE, adjusted in the same manner as pre-tax AOI and EPS, was outside the target range of 9% to 11%. Because our adjusted ROE for 2011 was between 11% and 12% (thereby exceeding the target range), the 20.6% was increased by 13%, yielding a preliminary performance adjustment of 23.3%.

Following this preliminary calculation, the Committee reserved the discretion to further increase or decrease the size of the incentive pool to reflect additional strategic and qualitative factors. For purposes of the 2011 annual incentive pool, even though the relevant performance metrics supported a 23.3% increase in pool funding, the Committee decided to reduce the increase in the pool by 9.3%, bringing the increase in the pool over 2010 to 14%. In making this adjustment, the Committee took into consideration the impact of the adjustment for the Standard & Poor’s 500 performance and the fact that our total shareholder return (“TSR”) was, on an absolute basis, lower in 2011 than in 2010 (even though our TSR was higher than that of the Peer Group).

From this 14%, the Committee determined to allocate 3% for selective special recognition to the individuals responsible for the acquisition and integration of Star and Edison and the sale of the Global Commodities and PRERS businesses. The remaining 11% increase in funding was made available to the broad-based employee population.

Decisions for Executive Officers for 2011

Once the size of the annual incentive pool is set, the Committee allocates the pool among eligible executive officers and other employees, including the NEOs. While the quantitative and qualitative performance criteria used to determine the size of the annual incentive pool guide the Committee in this process, they are not determinative of the amount of an individual executive officer’s annual incentive award in a given year.

The Committee determines the amount of an individual executive officer’s annual incentive award, including the awards of the NEOs, based on its evaluation of his or her individual contributions during the year with reference to market data for the individual’s position in the Peer Group. In determining the 2011 annual incentive awards for our executive officers, including the NEOs, the key drivers considered by the Committee were:

•	Their collective performance in managing our business during challenging market conditions;

•	Their management of specific units; and

•	Our financial performance.

While the Committee did not establish specific individual performance metrics for the NEOs, at the beginning of the year (and when Mr. Lowrey was appointed to his role), our CEO met with each of the other NEOs to outline and discuss with such executive officers the key financial factors that the Committee would consider when assessing our Company’s performance at the end of the year, their expected contributions to that performance and how their performance might influence their annual incentive award opportunity.

Mr. Strangfeld

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board of Directors, considered the evaluation of his performance that was conducted by the Lead Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•	Net income for our Financial Services Businesses attributed to Prudential Financial, Inc. of $3.5 billion, a 30% increase from 2010;

•	Pre-tax AOI for our Financial Services Businesses of $4.3 billion for 2011, a 7% increase from 2010;

•

Growth in book value per share of Common Stock, excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits, to $66.63 as of December 31, 2011 versus $59.48 a year earlier;

•	Gross Retirement sales and deposits, including full service and institutional investment products reached a record high of $44.6 billion for 2011, up 29% from 2010;

44	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

•

International insurance annualized new business premiums surpassed $3 billion based on constant dollars, including $728 million from the acquired Star and Edison operations, for 2011, compared to $1.9 billion for 2010;

•	The successful completion of the acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company and significant progress in the business integration of the acquired companies;

•

His acumen and leadership in the examination and disposition of non-core and under-performing businesses, including the successful divestiture of our Global Commodities business for approximately $400 million in July 2011 and our real estate brokerage and relocation unit for approximately $100 million in December 2011;

•	His continued progress in the area of talent management, including succession planning, diversity and leadership development;

•	His involvement in the successful transition of the leadership of the U.S. and International Businesses;

•	His vision and national thought leadership with respect to veteran affairs, including the expansion of our Veteran Training and Employment initiative; and

•	His leadership in expanding our corporate citizenship strategy both domestically and internationally.

Based on these factors, including its own evaluation of his performance, in February 2012, the Committee recommended, and the independent members of our Board of Directors approved, an annual incentive award of $6,300,000 for Mr. Strangfeld for 2011, compared to an annual incentive award of $5,620,000 for 2010 (after rebalancing), a 12% increase. Of this amount, $1,260,000 was mandatorily deferred into the Book Value Performance Program.

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on his assessment of their performance and presented these recommendations to the Committee for its consideration. Based on these recommendations, as well as the key drivers previously described and its own evaluation of their performance, the Committee recommended, and the independent members of our Board of Directors approved, the following annual incentive awards for each of the other NEOs:

Mr. Carbone

Mr. Carbone’s annual incentive award was $2,750,000, compared to an annual incentive award of $2,310,000 for 2010 (after rebalancing), an increase of 19%. Of this amount, $550,000 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•

His leadership in capital planning, including the issuance of long-term debt totaling $1.5 billion in 2011 for general corporate purposes, including the financing of business growth and the refinancing of maturing debt;

•	His key role in the successful divestiture of our Global Commodities business, for proceeds of approximately $400 million;

•	His acumen in effectively managing our liquidity position, resulting in $4.9 billion of cash and short-term investments at the parent company level at December 31, 2011;

•

His key role in enhancing our capital protection program, including the changing of the domicile of a captive reinsurance company from Bermuda to Arizona and, with the approval of insurance regulators, forming New Jersey’s first reinsurance captive company;

•	His effective supervision of internal financial and accounting functions and adaptation to emerging accounting and financial reporting standards; and

•	His successful efforts in talent management, including making significant progress in developing additional management strength and depth in our financial organization.

Mr. Grier

Mr. Grier’s annual incentive award was $5,350,000, compared to an annual incentive award of $4,792,000 for 2010 (after rebalancing), an increase of 12%. Of this amount, $1,070,000 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•	His leadership in our enhanced capital management including the return of $1.7 billion to shareholders in 2011 through our share repurchase program and our Common Stock dividend;

•

His leadership in enhancing our capital protection program, including the changing of the domicile of a captive reinsurance company from Bermuda to Arizona and, with the approval of insurance regulators, forming New Jersey’s first reinsurance captive company;

•

His successful service as our Company’s and an industry spokesperson through the process of the emerging financial market regulatory reform, including his work with the Federal Reserve Board on potential regulatory enhancements for the financial markets;

•

His leadership of our internal risk management functions, including focus on investment portfolio quality, with net unrealized gains on general account fixed maturities of our Financial Services Businesses amounting to $10.5 billion at December 31, 2011;

•	His instrumental role in our successful access to public debt markets;

•	His leadership in the formation of a life insurance joint venture in China, representing the first such venture between a non-state-owned enterprise and a foreign company; and

•	His leadership in promoting economic development and support of the City of Newark.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	45

Mr. Baird

Mr. Baird’s annual incentive award was $3,200,000, compared to an annual incentive award of $2,336,000 for 2010 (after rebalancing), an increase of 37%. Of this amount, $640,000 was mandatorily deferred into the Book Value Performance Program. In addition, Mr. Baird received a special one-time recognition award of $800,000 under the incentive plan for his leadership in the acquisition and integration of Star and Edison and the sale of the Global Commodities business. Special one-time awards such as this are not subject to mandatory deferral. Among the factors the Committee considered in determining the amount of Mr. Baird’s award were:

•	His efforts in leading our International Businesses to a 30% increase in pre-tax AOI for 2011, compared to 2010;

•

His leadership in our strategies for the growth of our international distribution channels, contributing to a 24% increase in constant dollar international insurance annualized new business premiums for 2011 compared to 2010, excluding the impact of the acquired AIG Star and Edison operations (a 63% overall increase);

•

His leadership in our acquisition of AIG Star Life Insurance Co., Ltd. and AIG Edison Life Insurance Company and significant progress in the business integration of the acquired companies including the successful merger of these companies into Gibraltar Life in January 2012;

•	His leadership in the successful divestiture of our Global Commodities business, for proceeds of approximately $400 million;

•

His progress in the area of talent management, including overseeing a smooth transition for the leadership of our international operations and cultivation and development of additional management team members in major country and support operations; and

•	His oversight of the implementation and design of strategies to manage and lead our employees through the 2011 natural disasters in Japan.

Mr. Lowrey

Mr. Lowrey’s annual incentive award was $4,500,000, compared to an annual incentive award of $3,736,000 for 2010 (after rebalancing). Of this amount, $900,000 was mandatorily deferred into the Book Value Performance Program. Among the factors the Committee considered in determining the amount of his award were:

•	His contributions to the success of our Individual Annuity business, which recorded a 7% increase in account values in 2011;

•

His leadership of our Asset Management business, which reported pre-tax AOI of $659 million for 2011 compared to $487 million for 2010 and achieved $16.7 billion of net institutional inflows of long-term investment funds for 2011, reaching record high segment assets under management of $619.1 billion as of December 31, 2011;

•	His contributions to the success of our Retirement business, with gross deposits and sales reaching a record high of $44.6 billion in 2011;

•	His prudent oversight of our Individual Life and Group Insurance businesses, which together reported pre-tax AOI of $725 million for 2011 compared to $715 million for 2010; and

•	His strategic focus on talent to attract key personnel to fuel business growth.

While the key drivers and related individual performance factors described above were relatively more important than other factors in determining the 2011 annual incentive awards for the NEOs, the Committee did not assign a specific weight to any factor, but, rather, evaluated the totality of the factors in making each award determination.

46	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The following table illustrates the Committee’s perspective on NEO total direct compensation (base salary, annual incentive award, and long-term incentives) for the 2010 and 2011 performance years. This table is not a substitute for the compensation tables required by the SEC and included under the heading “Compensation of Named Executive Officers” contained in this proxy statement, but we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for these two years:

ANNUAL COMPENSATION

Named Executive Officer	2010 Compensation	Rebalanced Amounts[1]	2011 Compensation		Per- centage Change[2]
John R. Strangfeld
Base Salary	$1,000,000	$1,400,000	$1,400,000		0%
Annual Incentive	$6,100,000	$5,620,000	$6,300,000	[3]	12%
Long-Term Incentive[4]	$8,000,000	$8,000,000	$8,500,000		6%
Total	$15,100,000	$15,020,000	$16,200,000		8%
Richard J. Carbone
Base Salary	$500,000	$700,000	$700,000		0%
Annual Incentive	$2,550,000	$2,310,000	$2,750,000	[3]	19%
Long-Term Incentive[4]	$1,400,000	$1,400,000	$2,000,000		43%
Total	$4,450,000	$4,410,000	$5,450,000		24%
Mark B. Grier
Base Salary	$850,000	$1,190,000	$1,190,000		0%
Annual Incentive	$5,200,000	$4,792,000	$5,350,000	[3]	12%
Long-Term Incentive[4]	$6,200,000	$6,200,000	$6,600,000		6%
Total	$12,250,000	$12,182,000	$13,140,000		8%
Edward P. Baird
Base Salary	$550,000	$770,000	$770,000		0%
Annual Incentive	$2,600,000	$2,336,000	$4,000,000	[3]	71%
Long-Term Incentive[4]	$3,000,000	$3,000,000	$3,500,000		17%
Total	$6,150,000	$6,106,000	$8,270,000		35%
Charles F. Lowrey
Base Salary		$770,000	$770,000		0%
Annual Incentive		$3,736,000	$4,500,000	[3]	20%
Long-Term Incentive[4]		$3,500,000	$4,000,000		14%
Total		$8,006,000	$9,270,000		16%

(1)	Represents base salary increases of $200,000 to $400,000 effective January 1, 2011 offset by a reduction to the annual incentive opportunity of 120% of the salary increase amounts.
(2)	Relative to the Rebalanced Amounts.
(3)	Twenty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird (20% of his regular annual incentive award of $3.2 million); and $900,000 for Mr. Lowrey.
(4)	Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2011 Compensation” column represent awards made in February 2012 for the 2011 performance year, excluding amounts mandatorily deferred from the annual incentive awards.

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions toward achieving our business objectives by tying incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve multi-year financial performance. Our practice is to grant long-term incentive awards in the form of a balanced mix of performance shares and units, stock options and book value units to our senior vice presidents and above, including the NEOs, in amounts that are consistent with competitive practice.

The long-term incentive awards granted to our executive officers are allocated as follows:

Performance Shares and Units	40%
Stock Options	40%
Book Value Units	20%

These awards are made shortly after the end of our fiscal year and reflect the prior year’s performance.

In determining the amount of individual long-term incentive awards, the Committee considers a senior officer’s individual performance during the immediately preceding year, potential future contributions, and retention considerations, as well as market data for the executive officer’s position in the Peer Group. In addition, in the case of long-term incentive awards to any NEO, the total payments of performance shares or units, restricted stock units and annual and book value performance awards in any given year may not exceed 0.6% of our pre-tax AOI in the prior year.

Long-term incentive awards may also be granted when an individual is promoted to, or within, a senior officer position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to recognize major milestones, or selective awards in situations involving a leadership transition.

Performance Shares and Units

Performance shares and units align long-term incentives to the achievement of the Company’s key ROE goals over a three-year performance period. Award values range from 0% to 150% of the target number of shares and units. The preliminary payout is based on the average ROE achievement over the three-year period. Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid on the final number of performance shares and units paid out, up to the target number of shares. The ROE figures are subject to the same adjustments for one-time items and Standard & Poor’s 500 performance as under the 2011 annual incentive program. The preliminary payout also may be adjusted by the Committee, in its discretion, by up to 15% of the earned shares and units, based on its evaluation of other quantitative

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	47

and qualitative factors, including, but not limited to, exchange-rate variations, a review of net income, our performance relative to the Peer Group, our credit ratings, and other strategic development factors. In the event of any extraordinary circumstances that it determines in its sole discretion, the Committee may make additional adjustments to the final award values, either collectively or on an individual basis.

Stock Options

Stock options provide value based solely on stock price appreciation. Grants have a term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The exercise price is based on the closing price of a share of our Common Stock on the New York Stock Exchange on the date of grant.

Book Value Performance Program

Our Book Value Performance Program (formerly known as the Mid-Term Incentive Program) is part of our Long-Term Incentive Program. This program is intended to link payments to a measure of book value per share – a key metric in valuing insurance, banks, and investment firms that is closely followed by investors. Book value per share is calculated by dividing book value by the number of shares of Common Stock outstanding. Book value and book value per share exclude certain balance sheet items that have not, and may not ever, flow through the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio. The key features of the Book Value Performance Program are:

•	Awards under the Book Value Performance Program are granted and denominated in book value units that are funded from two sources:

•	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

•	for the NEOs, a mandatory deferral of 20% of the 2011 annual incentive award and, beginning in 2013, a mandatory deferral of 30% of the 2012 annual incentive award.

•	The value of these book value units then tracks changes in book value per share for each participant.

•

For purposes of the Book Value Performance Program, book value units are based on the equity attributable to our Financial Services Businesses divided by the number of shares of Common Stock outstanding at the end of the period, on a fully diluted basis. For 2011, these units track the value of “book value per share of Common Stock excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension post-retirement benefits and, commencing in 2012, these units track the value of “book value per share of Common Stock, excluding total accumulated other comprehensive income”, in each case as noted in our Quarterly Financial Supplements.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

(1)	Excluding accumulated other comprehensive income related to unrealized gains and losses on investments and pension/post-retirement benefits.
(2)	Including realized investment gains and losses.
(3)	Including impact of foreign currency exchange rates.

48	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

•

The book value units of participants, including the NEOs, are subject to forfeiture (or “clawback”) in the event that the Committee determines, in its discretion, that a participant has engaged in conduct, or omitted taking appropriate action, which was a contributing factor to any material restatement of our consolidated annual financial statements and that resulted in an overpayment under the Book Value Performance Program, in which the executive officer participates.

•	The NEO’s awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Named Executive Officer	Number of Book Value Units Held at January 1, 2011	Value of Book Value Units Held at January 1, 2011(1)	Number of Book Value Units Distributed in 2011(2)	Number of Book Value Units Awarded in 2011(3)	Number of Book Value Units Held at December 31, 2011(4)	Value of Book Value Units Held at December 31, 2011(5)
John R. Strangfeld	23,995	$1,427,223	7,998	37,156	53,153	$3,541,584
Richard J. Carbone	4,799	$285,445	1,599	8,996	12,196	$812,619
Mark B. Grier	19,196	$1,141,778	6,398	29,591	42,389	$2,824,379
Edward P. Baird	7,383	$439,141	2,461	14,460	19,382	$1,291,423
Charles F. Lowrey	7,383	$439,141	2,461	18,494	23,416	$1,560,208

1.	Represents the aggregate market value of the number of book value units held at January 1, 2011 obtained by multiplying the book value per share of $59.48 as of December 31, 2010 by the number of book value units outstanding.
2.	Represents the number of book value units distributed on February 25, 2011.
3.	Represents the number of book value units awarded on February 8, 2011.
4.	Represents the beginning number of book value units held at January 1, 2011 plus the number awarded during 2011 less the number distributed during 2011.
5.	Represents the aggregate market value of the book value units held at December 31, 2011 obtained by multiplying the book value per share of $66.63 as of December 31, 2011 by the number of book value units outstanding.

Decisions for 2011

In February 2012, the Committee granted long-term incentive awards to the NEOs based on its assessment of their individual performance during 2011. These awards were granted in the form of stock options (40%), performance shares (20%), performance units (20%) and book value units (20%) under the Book Value Performance Program (consisting of the mandatory deferral of 20% of each NEO’s annual cash incentive award and the allocation of 20% of his long-term incentive award). The Committee determined that this long-term incentive mix would appropriately motivate and reward the NEOs to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of stock options (which provide value based solely on stock price appreciation) and performance awards (which provide value upon attainment of specific performance goals).

The following table presents the incentive awards for each NEO granted under our Long-Term Incentive Program, including our Book Value Performance Program, and includes the mandatory deferrals of 20% of the annual incentive award. Awards are expressed as compensation values in the table. Awards under the Long-Term Incentive Program are granted as book value units under the Book Value Performance Program, and as stock options, performance shares and performance units. These awards generally will not be reported in the Summary Compensation Table until next year.

Named Executive Officer	Long-Term Incentive Compensation Program Compensation Value of Book Value Units [1]	Long-Term Incentive Compensation Program Compensation Value of Stock Options	Long-Term Incentive Compensation Program Compensation Value of Performance Shares	Long-Term Incentive Compensation Program Compensation Value of Performance Units	Total
John R. Strangfeld	$2,960,000	$3,400,000	$1,700,000	$1,700,000	$9,760,000
Richard J. Carbone	$ 950,000	$ 800,000	$ 400,000	$ 400,000	$2,550,000
Mark B. Grier	$2,390,000	$2,640,000	$1,320,000	$1,320,000	$7,670,000
Edward P. Baird	$1,340,000	$1,400,000	$ 700,000	$ 700,000	$4,140,000
Charles F. Lowrey	$1,700,000	$1,600,000	$ 800,000	$ 800,000	$4,900,000

(1)	Includes amounts that were mandatorily deferred from the Annual Incentive Plan (20%) that total $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird and $900,000 for Mr. Lowrey.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	49

Performance Share Awards

During 2011, the NEOs had two performance share awards outstanding. The key features of these awards were as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares to be Awarded	Actual Number of Shares
2010 – 2012 and 2011 – 2013	- Return on equity - Earnings per share	With respect to one-third of award shares for 2010 – ROE within range of 9% to 11% and EPS of $5.40. With respect to one-third of award shares for 2011 – ROE within range of 9% to 11% and EPS of $6.15. With respect to one-third of award shares for 2012 – ROE within range of 10.9% to 11.9% and EPS of $6.50. The EPS and ROE figures will be subject to the same adjustments for one-time items and Standard & Poor’s 500 performance as under the 2011 Annual Incentive Program.	For 2010: - 100% at target level. For 2011: - 100% at target level. For 2012: - 100% at target level.	To be determined between 0% and 150% of target number by the Committee in February 2013 and February 2014 based on actual performance compared to annual targets for ROE and EPS.
2012 – 2014	- Return on equity	Average ROE of 12% for the 2012 through 2014 performance period.	100% at target level.	To be determined between 0% and 150% of target number by the Committee in February 2015 based on average ROE over the 2012-2014 performance period compared to the Company’s ROE targets.

POST-EMPLOYMENT COMPENSATION

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor two supplemental executive retirement plans (SERPs) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances. For descriptions of these plans, including their titles, see the discussion in “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see the discussion in “Nonqualified Deferred Compensation.”

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

In addition to the foregoing programs, our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax reimbursements to any of our executives.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program.

Severance and Change in Control Arrangements

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

50	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

We have not and do not enter into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of severance benefits from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation benefits on a case-by-case basis. In addition, it assures each of our executive officers that his or her severance benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our executive officers are also entitled to certain limited “single trigger” benefits upon a change in control, including equity acceleration when awards are not honored, assumed, or replaced by a successor employer. Such equity acceleration not only provides our executive officers with the benefit of these outstanding awards, it may also allow the executive officers to exercise the awards and possibly participate in the change in control transaction for the consideration received.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the heading “Potential Payments Upon Termination or Change in Control.”

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2011, the NEOs received perquisites with an average incremental cost to the Company of $30,705.

PERQUISITES AND OTHER PERSONAL BENEFITS

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of the Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

OTHER COMPENSATION POLICIES

In addition to the other components of our executive compensation program, we maintain the compensation policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn through our equity incentive and option plans. These guidelines are presented as stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	500%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs meets his individual stock ownership level. Under the current program for stock ownership guidelines, once an executive officer attains his or her ownership guideline levels, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the share ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price, if any, applicable fees, and applicable taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	51

shares (even if this one-year holding period extends beyond termination of employment) or the date that the executive satisfies our stock ownership guidelines.

Process for Approving Long-Term Awards

The Committee approves long-term awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at the regularly scheduled February Committee meeting.

The Committee has delegated authority to management to approve long-term awards for new hires and promotions below the level of senior vice president. These awards are effective on the 15th of the month following the hiring or promotion. The Committee approves any awards to newly hired or promoted senior executives. The grant date for these awards is the applicable meeting date of the Committee at which the awards are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing market price of our Common Stock on the date of grant. The number of stock options awarded to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date. The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the grant being awarded by the average closing price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

While we do not have a policy that addresses the specific issue of whether long-term awards may be approved prior to the release of material information, our practice is to approve annual long-term awards at the regularly scheduled February Committee meeting to minimize any discretion in the timing of awards.

Prohibition of Derivatives Trading, Hedging and Pledging

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

The Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities in order to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

IMPACT OF TAX POLICIES

Deductibility of Executive Compensation

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2011, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentive, book value units, performance shares and units, and restricted stock units paid to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax AOI for the prior year.

52	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and these discussions, the Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011.

THE COMPENSATION COMMITTEE

James G. Cullen, Chair

Gordon M. Bethune

Constance J. Horner

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	53

2011 SUMMARY COMPENSATION TABLE

The following table presents, for the years ended December 31, 2011, December 31, 2010, and December 31, 2009, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Carbone, our principal financial officer, and Messrs. Grier, Baird, and Lowrey, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2011.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in “Compensation Discussion and Analysis.”

(1)	The amounts reported in the Salary column, for 2011, include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Carbone, Grier, Baird, and Lowrey in the amounts of $46,200, $18,200, $37,800, $21,000 and $21,000, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2012 for performance in 2011, February 2011 for performance in 2010, and February 2010 for performance in 2009. For 2011 and 2010, this column does not include 20% and 10% respectively, of the total bonus carved out to the Book Value Performance Program (formerly called the Mid-Term Incentive Program), which will appear in the Non-Equity Plan Compensation column of the Summary Compensation Table, for the applicable fiscal year in which it is paid. The amounts excluded in the table above for 2011 are $1,260,000 for Mr. Strangfeld; $550,000 for Mr. Carbone; $1,070,000 for Mr. Grier; $640,000 for Mr. Baird and $900,000 for Mr. Lowrey. The amounts excluded for 2010 are $610,000 for Mr. Strangfeld; $255,000 for Mr. Carbone; $520,000 for Mr. Grier; and $260,000 for Mr. Baird. For 2009, includes special one-time cash awards related to the Wachovia transaction.

(3)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target and restricted stock units granted in each respective year. The maximum number of performance shares and units payable for 2011 and 2010 are 1.5 times the target amounts. For 2011, the maximum performance shares and units payable and valued at the grant date price of $64.01 to Messrs. Strangfeld, Carbone, Grier, Baird and Lowrey are 78,408 or $5,018,896; 13,722 or $878,345; 60,765 or $3,889,568; 29,403 or $1,882,086; and 34,305 or $2,195,863, respectively. For 2010, the maximum performance shares and units payable and valued at the grant date price of $48.36 to Messrs. Strangfeld, Carbone, Grier, and Baird are 74,628 or $3,609,010; 14,928 or $721,918; 59,703 or $2,887,237; and 22,965 or $1,110,587, respectively. In 2010, Messrs. Strangfeld, Carbone and Grier received a special one-time stock award related to the Wachovia transaction.

(4)	The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance, as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions are found below the Grants of Plan-base Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the NEOs from the options.

54	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

2011 SUMMARY COMPENSATION TABLE (continued)

(5)	The amounts reported in the Non-Equity Incentive Plan Compensation column for 2011 represent the value of the book value units paid in February 2012, and for 2010 represent the value of the book value units paid in February 2011. For Mr. Lowrey, 2011 also includes the value of carried interest payments of $1,495,826 related to carried interest programs in which he participates as a result of his previous positions within the Company’s Asset Management Business. While Mr. Lowrey is no longer entitled to invest in or be granted new carried interests in these programs, he will continue to receive distributions if and when they are earned.

(6)	The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments, an interest discount rate of, 6.00% for 2008, 5.75% for 2009, 5.60% for 2010, and 4.85% for 2011, and a Cash Balance Formula interest crediting rate of 4.25% for 2008, 4.50% for 2009, 4.25% for 2010 and 4.25% for 2011. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Baird accrue pension benefits under the Traditional Pension Formula and Messrs. Carbone, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the Pension Benefits section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2010).

The amounts reported in this column also include above-market interest on the SESP; specifically, $813 for Mr. Strangfeld, $279 for Mr. Carbone, $515 for Mr. Grier, $231 for Mr. Baird, and $185 for Mr. Lowrey.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(8)	Mr. Lowrey was appointed an executive officer in February 2011.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	55

ALL OTHER COMPENSATION

	Year	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
John R. Strangfeld	2011	$40,380	$7,692	$46,200	$94,272
	2010	$40,764	$7,692	$30,200	$78,656
	2009	$46,497	$7,692	$31,738	$85,927
Richard J. Carbone	2011	$22,729	$9,800	$18,200	$50,729
	2010	$23,144	$9,800	$10,200	$43,144
	2009	$18,943	$9,800	$10,969	$39,712
Mark B. Grier	2011	$49,574	$9,800	$37,800	$97,174
	2010	$80,429	$9,800	$24,200	$114,429
	2009	$34,327	$9,800	$25,508	$69,635
Edward P. Baird	2011	$24,227	$9,800	$21,000	$55,027
	2010	$22,708	$9,800	$11,585	$44,093
	2009	$20,443	$9,800	$8,892	$39,135
Charles F. Lowrey	2011	$16,613	$9,800	$21,000	$47,413

(1)	For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2011 represent the incremental cost for security services of $17,986 and $21,644, respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $22,394 and $27,930, respectively. The amounts reported in the Perquisites column for Mr. Grier for 2010 represent the cost of one-time security installations of $38,949. We view the provision of security services for Messrs. Strangfeld and Grier as a necessary business expense given their positions as our CEO and our Vice Chairman. For Messrs. Carbone, Baird, and Lowrey, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)	The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan (the “SESP”), a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($245,000 in 2011) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

56	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Plan) for 2010 and grants of equity awards made during 2011.

2011 Grants of Plan-based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)[1]	Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Option Awards; Number of Securities Underlying Options[3]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)[4]
			Threshold (#)	Target (#)	Maximum (#)
John R. Strangfeld	02/08/11			26,136	39,204			$1,672,965
	02/08/11			26,136	39,204			$1,672,965
	02/08/11					170,667	$64.01	$3,456,007
	02/08/11	$2,210,039
Richard J. Carbone	02/08/11			4,574	6,861			$292,782
	02/08/11			4,574	6,861			$292,782
	02/08/11					29,867	$64.01	$604,807
	02/08/11	$535,082
Mark B. Grier	02/08/11			20,255	30,383			$1,296,523
	02/08/11			20,255	30,383			$1,296,523
	02/08/11					132,267	$64.01	$2,678,407
	02/08/11	$1,760,073
Edward P. Baird	02/08/11			9,801	14,702			$627,362
	02/08/11			9,801	14,702			$627,362
	02/08/11					64,000	$64.01	$1,296,000
	02/08/11	$860,081
Charles F. Lowrey	02/08/11			11,435	17,153			$731,954
	02/08/11			11,435	17,153			$731,954
	02/08/11					74,667	$64.01	$1,512,007
	02/08/11	$1,100,023
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 8, 2011, based on the book value per share of the Company of $59.48 as of December 31, 2010.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2011. Performance share and performance unit awards are granted for a three-year performance period with the preliminary payout determined each year as to one-third of the target award based on our annual performance against our EPS and ROE goals. The financial goals for 2011 were EPS of $6.15 and ROE within a range of 9% to 11% and for 2012 are EPS of $6.50 and ROE within a range of 10.9% to 11.9%. The Compensation Committee will set the 2013 goals by March of next year.

(3)	The amounts reported in the All Other Option Awards column represent the number of stock options granted to the NEOs under the Omnibus Plan in 2011. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for these stock options is the closing price of our Common Stock on the grant date of February 8, 2011 ($64.01 per share).

(4)	The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 8, 2011 ($64.01 per share).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a NEO would realize upon exercise.

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, 5.28 year life expected for each option, expected dividend yield is 2%, risk-free rate of return of 2.49%, and expected price volatility of 39.86%.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	57

OUTSTANDING EQUITY AWARDS

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2011. The equity awards reported in the Stock Awards columns consist of performance shares, performance units, and restricted stock unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2011 Outstanding Equity Awards at Fiscal Year-end Table

		Option Awards[1]				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)[3]
John R. Strangfeld	2/8/2011	0	170,667	$64.01	2/8/2021			52,272	$2,619,873
	2/9/2010	45,045	90,091	$48.36	2/9/2020	51,027	$2,557,473	49,752	$2,493,570
	2/10/2009	161,541	80,771	$25.30	2/10/2019	137,615	$6,897,264
	2/12/2008	146,315	0	$69.03	2/12/2018
	1/18/2008	107,383	35,794	$80.00	1/18/2018	12,726	$637,827
	2/13/2007	66,310	0	$91.73	2/13/2017
	2/14/2006	71,628	0	$76.15	2/14/2016
	2/8/2005	95,026	0	$55.75	2/8/2015
	2/10/2004	111,810	0	$45.00	2/10/2014
Richard J. Carbone	2/8/2011	0	29,867	$64.01	2/8/2021			9,148	$458,498
	2/9/2010	9,009	18,019	$48.36	2/9/2020	8,292	$415,595	9,952	$498,794
	2/10/2009	32,308	16,155	$25.30	2/10/2019	27,523	$1,379,453
	2/12/2008	29,263	0	$69.03	2/12/2018
	1/18/2008	45,393	0	$80.00	1/18/2018
	2/13/2007	27,169	0	$91.73	2/13/2017
	2/14/2006	29,348	0	$76.15	2/14/2016
	2/8/2005	41,225	0	$55.75	2/8/2015
	2/10/2004	48,917	0	$45.00	2/10/2014
Mark B. Grier	2/8/2011	0	132,267	$64.01	2/8/2021			40,510	$2,030,361
	2/9/2010	36,036	72,073	$48.36	2/9/2020	51,027	$2,557,473	39,802	$1,994,876
	2/10/2009	64,617	64,617	$25.30	2/10/2019	110,092	$5,517,811
	2/12/2008	117,052	0	$69.03	2/12/2018
	1/18/2008	90,605	30,201	$80.00	1/18/2018	10,738	$538,189
	2/13/2007	66,310	0	$91.73	2/13/2017
	2/14/2006	63,669	0	$76.15	2/14/2016
	2/8/2005	83,846	0	$55.75	2/8/2015
Edward P. Baird	2/8/2011	0	64,000	$64.01	2/8/2021			19,602	$982,452
	2/9/2010	13,860	27,721	$48.36	2/9/2020			15,310	$767,337
	2/10/2009	37,278	18,640	$25.30	2/10/2019	31,758	$1,591,711
	2/12/2008	33,765	0	$69.03	2/12/2018
	1/18/2008	33,558	11,185	$80.00	1/18/2018	3,977	$199,327
	2/13/2007	12,895	0	$91.73	2/13/2017
	2/14/2006	13,928	0	$76.15	2/14/2016
	2/8/2005	17,748	0	$55.75	2/8/2015
	2/10/2004	18,344	0	$45.00	2/10/2014
Charles F. Lowrey	2/8/2011	0	74,667	$64.01	2/8/2021			22,870	$1,146,244
	2/9/2010	13,860	27,721	$48.36	2/9/2020			15,310	$767,337
	2/10/2009	45,977	22,989	$25.30	2/10/2019	39,168	$1,963,100
	2/12/2008	41,644	0	$69.03	2/12/2018
	1/18/2008	26,847	8,948	$80.00	1/18/2018	3,181	$159,432
	2/13/2007	7,369	0	$91.73	2/13/2017
	2/14/2006	7,959	0	$76.15	2/14/2016
	2/8/2005	6,988	0	$55.75	2/8/2015
	6/19/2002	10,906	0	$33.95	6/19/2012

58	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

[1]

The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant, except for the options granted on January 18, 2008. In the case of the options granted to Messrs. Strangfeld, Grier, Baird, and Lowrey on that date, these options vested as to one-half of the underlying shares after two years and as to one-quarter of the underlying shares each after year three and four. In the case of the options granted to Mr. Carbone on that date, this option vested as to two-thirds of the underlying shares after two years, except as provided in the grant acceptance agreement related to this grant; the remaining one-third of the underlying shares became exercisable three years from the date of grant.

[2]

The Number of Shares or Units of Stock That Have Not Vested and Market Value of Shares or Units of Stock That Have Not Vested columns reflect the number of restricted stock units outstanding, and corresponding market value based on the closing market price of our Common Stock on December 30, 2011 ($50.12 per share). For the February 9, 2010 grants, restrictions lapse one-third on each of the grant anniversaries. For the February 10, 2009 grants, restrictions lapse after three years. For the January 18, 2008 grants to Messrs. Strangfeld, Grier, Baird, and Lowrey, restrictions on one-half of the restricted stock units lapsed after two years and one-quarter lapse after each of the third and fourth years.

[3]

The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each NEO at the target payout level for the 2010 and 2011 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the target payout level for the 2010 and 2011 grants, based on the closing market price of our Common Stock on December 30, 2011 ($50.12 per share). Grants were made for three-year performance cycles with the 2010 grant as the 2010-2012 performance cycle and the 2011 grant as the 2011-2013 performance cycle.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	59

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2011 through December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John R. Strangfeld	0	0	51,376	3,239,653
Richard J. Carbone	0	0	12,076	758,308
Mark B. Grier	0	0	46,760	2,948,320
Edward P. Baird	0	0	7,009	440,374
Charles F. Lowrey	0	0	6,921	436,395

(1)	The amounts in the Stock Awards — Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the second vesting period of the 2008 restricted stock grants and for the 2008 performance share grants at 28.92% of target. For Messrs. Strangfeld, Carbone and Grier, also represent the first vesting of the 2010 special restricted stock grants.

(2)	The amounts in the Stock Awards — Value Realized on Vesting column represent the product of the number of shares released and the closing sale price of our Common Stock as of the date of vesting on January 18, 2011, $61.93, February 8, 2011, $64.01, and February 9, 2011, $63.13.

PENSION BENEFITS

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2011, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2000 generational mortality table with white collar adjustments and an interest discount rate of 4.85%. Cash Balance Formula accounts are assumed to grow with interest at 4.25% until commencement of pension benefits. No additional earnings or service after December 31, 2011, are included in the calculation of the accumulated benefits.

2011 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit	Payments During Last Fiscal Year
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	34		$2,309,511	—
	Supplemental Retirement Plan—Traditional Pension Formula	34		38,566,026	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	29,064	—
Richard J. Carbone	Merged Retirement Plan—Cash Balance Formula	14		1,827,214	—
	Supplemental Retirement Plan—Cash Balance Formula	14		2,290,470	7,347	(2)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	16		1,783,882	—
	Supplemental Retirement Plan—Cash Balance Formula	16		4,396,298	10,324	(2)
Edward P. Baird	Merged Retirement Plan—Traditional Benefit Formula	32		2,750,103	—
	Supplemental Retirement Plan—Traditional Pension Formula	32		10,538,432	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	26,414	—
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	10		189,559	—
	Supplemental Retirement Plan—Cash Balance Formula	10		980,743	5,941	(2)

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	This payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for FICA taxes due and accrued in 2010 on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

60	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

The Merged Retirement Plan

Our indirect wholly owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.”

Traditional Pension Formula

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2011, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2003, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service; and

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002.

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

Cash Balance Formula

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for then current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash

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Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account which is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2011 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity, 50%, 75%, or 100% joint and survivor annuity or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Carbone and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until and benefits will commence on:

•

for Messrs. Strangfeld and Baird (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Carbone, Grier and Lowrey, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Supplemental Retirement Plan and the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65. No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Because Mr. Strangfeld is eligible for retirement, and otherwise would have a reduced benefit under the Traditional Pension Formula, he is potentially eligible for benefits under the Early Retirement Benefits provision. Were Mr. Strangfeld to qualify for Early Retirement Benefits, his benefits would not be subject to reduction upon an involuntary termination of employment. Mr. Lowrey is not eligible for Prudential SERPs benefits because he was hired in 2001 and does not have a Grandfathered Benefit under the Cash Balance Formula.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum. By doing so, Messrs. Carbone and Grier forfeited their eligibility for a Prudential SERPs benefit since these benefits are not provided to participants under the Cash Balance Formula who receive their benefit in a lump sum. Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

62	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan (the “SESP”) and the Deferred Compensation Plan:

2011 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($ )(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)
John R. Strangfeld	SESP	46,200	46,200	28,443	0	766,293
	Deferred Compensation	0	0	3,173	0	4,981,721
Richard J. Carbone	SESP	18,200	18,200	9,639	0	266,448
	Deferred Compensation	0	0	277,517	(250,765)	3,875,641
Mark B. Grier	SESP	37,800	37,800	17,661	0	490,151
	Deferred Compensation	0	0	0	0	0
Edward P. Baird	SESP	21,000	21,000	7,721	0	223,151
	Deferred Compensation	0	0	0	0	0
Charles F. Lowrey	SESP	21,000	21,000	6,012	0	181,419
	Deferred Compensation	1,800,000	0	301,317	0	7,502,542

(1)	The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)	The amounts reported in the Registrant Contributions in Last Fiscal Year column represent the Company’s contributions to each NEOs’ SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)	The amounts reported in the Aggregate Withdrawals/Distributions column represent distributions in 2011 from the Deferred Compensation Plan for Mr. Carbone for the 2000 plan year in the form of monthly payments that began in 2003 and the 2001 plan year that began as monthly payments in 2007. Distribution options for payments under the Deferred Compensation Plan are chosen as lump sum or monthly payments over a period of up to 10 years. A recordkeeping account is created for the deferred earnings for the participant. Interest is earned on the account based on the participant’s notional fund elections.

(4)	The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and include various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

The SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($245,000 in 2011) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rates in effect for each quarter of 2011 were 4.40%, 4.35%, 4.20%, and 4.00%, respectively. A participant’s account is distributed to the employee six months after the participant’s separation from service.

The Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	63

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Restricted Stock Units	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/ Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation Due to Change in Control[1]	Change in Control Program	Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

Voluntary Termination; Early or Normal Retirement

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options

Omnibus Plan*: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012 (January 18, 2011, in the case of Mr. Carbone), unexercised stock options remain exercisable for a period of up to five years after termination.

Restricted Stock Units

Omnibus Plan*: (i) except for the restricted stock unit awards granted on January 18, 2008, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting periods; and (ii) for restricted stock units granted on January 18, 2008, all outstanding units are generally forfeited.

Performance Shares/Performance Units

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted in 2004 or earlier, all stock options are cancelled, and (iii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

64	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

Book Value Units

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life

—

Involuntary Termination Without Cause

Severance

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

Annual Incentives

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

Stock Options

Omnibus Plan**: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

Restricted Stock Units

Omnibus Plan**: (i) except for the restricted stock unit awards granted on January 18, 2008, all outstanding restricted stock unit awards will be paid out at the conclusion of the vesting period; and (ii) for restricted stock unit awards granted on January 18, 2008, outstanding units are pro-rated and replaced with unrestricted shares of our Common Stock.

Performance Shares/Performance Units

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

Book Value Units

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

SERP

Prudential SERP: Mr. Strangfeld is retirement eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Baird based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Carbone, Grier and Lowrey based on the amount of severance.

Health/Life

—

Separation Due to Change in Control1

Severance

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

[1]

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

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*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted in 2004 or earlier, all stock options are cancelled, and (iii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination, and (iii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

Annual Incentives

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options

Change in Control Program and Omnibus Plan: accelerated vesting of stock options only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Restricted Stock Units

Change in Control Program and Omnibus Plan: accelerated vesting of restricted stock units, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Performance Shares/Performance Units

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

Book Value Units

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Mr. Strangfeld is retirement eligible and may receive an Early Retirement Benefit.

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Health/Life

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

Restricted Stock Units

Omnibus Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.

Performance Shares/Performance Units

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

Book Value Units

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Carbone, Grier and Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

Health/Life

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

Severance

—

Annual Incentives

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

Stock Options

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

Restricted Stock Units

Omnibus Plan: all restricted stock units become fully vested and replaced with unrestricted shares of our Common Stock.

Performance Shares/Performance Units

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

Book Value Units

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

—

Additional Retirement Accruals

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

Health/Life

—

66	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE IN CONTROL

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2011 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 30, 2011, the last business day of 2011, and using the closing market price of our Common Stock on December 30, 2011 ($50.12 per share).

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2012, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The following items have been excluded from the table:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this proxy statement).

•

Additional payments to the NEOs under the PESP and The Prudential Welfare Benefits Plan (a plan providing, among other things, life insurance, disability insurance, medical insurance, and dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary separation for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options. The NEOs will receive no additional payments for a separation for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event.

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						15,289,285	(1)
	Annual Incentive		6,300,000	(2)	6,300,000	(2)	4,666,700		4,666,700		4,666,700
	Long-term Incentive:	Stock Options(3)
		RSUs					10,092,564	(4)	10,092,564	(4)	10,092,564	(4)
		Performance Share					2,556,721	(5)	2,556,721	(5)	2,556,721	(5)
		Performance Units					2,556,721	(6)	2,556,721	(6)	2,556,721	(6)
	Book Value Performance	Book Value Units					3,541,584	(7)	3,541,584	(7)	3,541,584	(7)
	Benefits:	SERP			6,734,816		6,446,104
		Health/Life					48,086	(8)	18,252,320
		Addtl. Retire Accruals	3,702,025		3,702,025		1,819,969		1,819,969		907,419
	Total		10,002,025		16,736,841		47,017,734		43,486,579		24,321,709
Richard J. Carbone	Severance Payment				3,985,100		6,608,826	(1)
	Annual Incentive		2,750,000	(2)	2,750,000	(2)	1,956,700		1,956,700		1,956,700
	Long-term Incentive:	Stock Options(3)
		RSUs					1,795,048	(4)	1,795,048	(4)	1,795,048	(4)
		Performance Share					478,646	(5)	478,646	(5)	478,646	(5)
		Performance Units					478,646	(6)	478,646	(6)	478,646	(6)
	Book Value Performance	Book Value Units					812,619	(7)	812,619	(7)	812,619	(7)
	Benefits:	SERP
		Health/Life					40,875	(8)	3,429,104
		Addtl. Retire Accruals	372,152		911,448		264,796		566,963		270,025
	Total		3,122,152		7,646,548		12,436,156		9,517,726		5,791,684

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	67

ESTIMATED POST-EMPLOYMENT PAYMENTS AND BENEFITS (CONTINUED)

Name	Type of Payment or Benefit		Voluntary Termination/ Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
Mark B. Grier	Severance Payment				7,760,100		12,311,005	(1)
	Annual Incentive		5,350,000	(2)	5,350,000	(2)	3,983,400		3,983,400		3,983,400
	Long-term Incentive:	Stock Options(3)
		RSUs					8,613,473	(4)	8,613,473	(4)	8,613,473	(4)
		Performance Share					2,012,619	(5)	2,012,619	(5)	2,012,619	(5)
		Performance Units					2,012,619	(6)	2,012,619	(6)	2,012,619	(6)
	Book Value Performance	Book Value Units					2,824,379	(7)	2,824,379	(7)	2,824,379	(7)
	Benefits:	SERP
		Health/Life					32,540	(8)	17,254,552
		Addtl. Retire Accruals	608,578		1,491,312		453,123		3,793,580		442,157
	Total		5,958,578		14,601,412		32,243,158		40,494,622		19,888,647
Edward P. Baird	Severance Payment				4,005,000		8,057,301	(1)
	Annual Incentive		3,200,000	(2)	3,200,000	(2)	1,900,000		1,900,000		1,900,000
	Long-term Incentive:	Stock Options(3)
		RSUs					$1,791,038	(4)	$1,791,038	(4)	$1,791,038	(4)
		Performance Share					$874,895	(5)	$874,895	(5)	$874,895	(5)
		Performance Units					$874,895	(6)	$874,895	(6)	$874,895	(6)
	Book Value Performance	Book Value Units					$1,291,423	(7)	$1,291,423	(7)	$1,291,423	(7)
	Benefits:	SERP
		Health/Life					28,313	(8)	4,165,491
		Addtl. Retire Accruals	2,882,592		4,285,170		1,375,671		1,375,671		689,392
	Total		6,082,592		11,490,170		16,193,536		12,273,413		7,421,643
Charles F. Lowrey	Severance Payment				5,680,100		8,388,081	(1)
	Annual Incentive				4,500,000	(2)	3,016,700		3,016,700		3,016,700
	Long-term Incentive:	Stock Options(3)
		RSUs					2,122,532	(4)	2,122,532	(4)	2,122,532	(4)
		Performance Share					956,791	(5)	956.791	(5)	956,791	(5)
		Performance Units					956,791	(6)	956,791	(6)	956,791	(6)
	Book Value Performance	Book Value Units					1,560,208	(7)	1,560,208	(7)	1,560,208	(7)
	Benefits:	SERP
		Health/Life					28,062	(8)	15,655,058
		Addtl. Retire Accruals			919,128		272,368		4,279,428		253,403
	Total		0	(9)	11,099,228		17,301,533		28,547,508		8,866,425

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)	Includes annual incentive award amount for 2011 performance.

(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.

(4)	Includes the accelerated value of the 2008 and 2009 restricted stock units based on the closing market price of our Common Stock on December 30, 2011 ($50.12 per share). Also includes the 2010 restricted stock units value for Messrs. Strangfeld, Carbone and Grier.

(5)	Includes the value of 2010 and 2011 target performance shares paid based on the closing market price of our Common Stock on December 30, 2011 ($50.12 per share).

(6)	Includes the value of 2010 and 2011 target performance units paid based on the closing market price of our Common Stock on December 30, 2011 ($50.12 per share).

(7)	Includes the value of 2010 and 2011 book value units paid based on the company book value per share as of December 31, 2011 ($66.63 per share).

(8)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2012 premium and contribution rates continue for the full 18 months.

(9)	Not eligible for additional payments or benefits upon voluntary termination.

68	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

VOTING INSTRUCTIONS AND INFORMATION

Who Can Vote

You are entitled to vote your Common or Class B Stock if our records show that you held your shares as of the record date, March 9, 2012. At the close of business on that date, a total of 469,790,661 shares of Common Stock and 2,000,000 shares of Class B Stock were outstanding and entitled to vote. Each share of Common Stock and Class B Stock is entitled to one vote, and vote together as a single class on the matters submitted for a vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, for the advisory vote to approve named executive officer compensation, for amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions, and against the shareholder proposal regarding an independent Board Chair.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting, other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal, except the proposal to amend the Company’s Certificate of Incorporation, which requires the affirmative vote of at least 80% of the votes cast. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning executive compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors, the advisory vote to approve executive compensation, the proposal on supermajority voting provisions, and the shareholder proposal regarding an independent Board Chair, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election, in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	69

Board Recommendations

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, FOR THE PROPOSAL TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS AND AGAINST THE SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

Admission

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank, broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares.

Internet Access

You may listen to the Annual Meeting on the Internet by visiting www.investor.prudential.com. Please log in a few minutes early in the event you need to download any required software.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order to submit shareholder proposals for the 2013 Annual Meeting of Shareholders for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than November 27, 2012.

The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Margaret M. Foran, Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

The Company’s By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2013 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above), not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 9, 2012, and no later than January 8, 2013. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary.

ELIMINATING DUPLICATIVE PROXY MATERIALS

A single proxy statement and annual report, along with individual proxy cards, or individual Notices of Internet Availability will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder. If you would like to enroll in this service or receive individual copies of all documents, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033.

DELIVERY OF PROXY MATERIALS

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials – which will include an Annual Report, Proxy Statement, and Proxy card – or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2012 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares

70	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote online in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Shareholders to Be Held on May 8, 2012: Our 2012 Proxy Statement and Annual Report for the year ended December 31, 2011, are available free of charge on our website at www.prudential.com/governance.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

SHAREHOLDER LIST

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	71

Proposed Amendments to Prudential Financial, Inc.’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting

1.	Article SECOND of the Amended and Restated Certificate of Incorporation would be amended as follows:

SECOND: The address of the current registered office of the Corporation in the State of New Jersey is 751 Broad Street, in the City of Newark, County of Essex, 07102. The name of its current registered agent at that address is ~~Kathleen~~ Margaret M. ~~Gibson~~ Foran.

2.	Section (b)4.(iv) of Article FOURTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

(iv)	For purposes of any class vote of the Class B Stock (including any required by law), approval of holders of a majority of the outstanding shares of Class B Stock shall be required~~; provided, however, Section (b)7 of Article FOURTH shall not be amended without the consent of holders of~~ 80% ~~of the outstanding shares of Class B Stock,~~

3.	A new Section (b)4.(v) of Article FOURTH of the Amended and Restated Certificate of Incorporation would be added as follows:

(v)	Section (b)7 of Article FOURTH shall not be amended without the consent of holders of a majority of the outstanding shares of Class B Stock.

4.	Section (b) of Article FIFTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

(b)	The number of directors constituting the current Board of Directors of the Corporation, which directors shall serve until their successors are elected and qualified, is ~~11~~13 and the names and addresses of persons serving as such directors are as set forth below:

Name	Address
~~Arthur F. Ryan~~ John R. Strangfeld	c/o Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102
~~Frederic K. Becker~~ Thomas J. Baltimore	~~”~~
Gordon M. Bethune	”
Gaston Caperton	”
Gilbert F. Casellas	”
James G. Cullen	”
William H. Gray, III	”
Mark B. Grier
~~Jon F. Hanson~~	~~”~~
Constance J. Horner	”
Martina Hund-Mejean	”
Karl J. Krapek	”
Christine A. Poon
James A. Unruh	~~”~~

The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.

5.	Section (c) of Article FIFTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

(c)	The election of directors need not be by written ballot unless the By-Laws so provide. ~~Commencing at the annual meeting of shareholders that is held in calendar year 2005 (the “2005 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director in office at the 2005 Annual Meeting whose term expires at the annual meeting of shareholders held in calendar year 2006 or calendar year 2007 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. Accordingly, at the 2005 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2006 and until such directors’ successors shall have been elected and qualified. At the annual meeting of shareholders that is held in calendar year 2006, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2007 and until such directors’ successors shall have been elected and qualified.~~ At each annual meeting of shareholders ~~thereafter~~, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors shall have been elected and qualified. Except as otherwise required by law~~, until the term of a Continuing Classified Director expires as aforesaid (or the earlier resignation of such director), such Continuing Classified Director~~ and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, ~~but only for~~ with or without cause, by the affirmative vote of ~~80%~~a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors ~~so long as the number of affirmative votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon~~.

72	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement

6.	Article SEVENTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation. ~~Notwithstanding anything in the preceding sentence to the contrary, Sections (b) and (f) of Article FIFTH, Section (b) of Article SIXTH, this Article SEVENTH, Article EIGHTH and Article NINTH of this Amended and Restated Certificate of Incorporation shall not be altered, amended, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of at least 80% of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon; provided, however, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon.~~

7.	Section (a) of Article EIGHTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

(a)	With respect to shares of common stock and any shares of Preferred Stock voting together with the common stock as a class, the holders of ~~25%~~a majority of the shares entitled to cast votes at a meeting of shareholders shall constitute a quorum ~~(the “Quorum”)~~ at all meetings of the shareholders for the transaction of business~~; provided, however that in the event that the holders of at least the percentage of shares of Common Stock entitled to cast votes at a meeting of shareholders set forth in Column A below are present or represented at a meeting of shareholders, the Quorum shall be increased to the percentage listed in Column B below, effective for the next succeeding annual or special meeting of shareholders:~~

~~Column A Shares Present~~	~~Column B Quorum at subsequent meetings of shareholders~~
~~25%~~	~~25%~~
~~35%~~	~~30%~~
~~45%~~	~~40%~~
~~55%~~	~~50%~~

~~In no event will the Quorum diminish as a result of the percentage of shareholders present or represented at a meeting of shareholders.~~

.

8.	Article NINTH of the Amended and Restated Certificate of Incorporation would be amended as follows:

NINTH: The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal the By-Laws (except so far as the By-Laws adopted by the shareholders shall otherwise provide). To the extent not inconsistent with this Amended and Restated Certificate of Incorporation, any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the shareholders. ~~Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 3, 4 and 7 of Article II, Sections 1(a), 2 and 3 of Article III, Article VIII and Article IX of the By-Laws shall not be altered, amended or repealed by the shareholders and no provision inconsistent therewith shall be adopted without either (a) the approval of the Board of Directors, or (b) the affirmative vote of at least 80% of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon; provided, however, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon.~~

Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	73

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone Available 24/7
Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 7, 2012.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4. Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.	B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

		For	Against	Abstain
5.	Shareholder proposal regarding independent Board Chair.	☐	☐	☐	I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U PX	+
01EWWF

ANNUAL MEETING OF SHAREHOLDERS May 8, 2012, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You may vote 24 hours a day, 7 days a week, using either the telephone number or website on the front of this card. When voting on the Internet, you can also register to receive electronic delivery of future proxy materials. Votes must be received by 11:59 p.m. EDT, May 7, 2012, if submitted via the phone or Internet. Votes submitted by returning this proxy card in the mail must be received by 10:00 a.m. EDT, May 8, 2012.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 8, 2012.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 27, 2012, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 9, 2012, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 8, 2012, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2012.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

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IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2012, 2:00 p.m. EDT at

Prudential’s Corporate Headquarters,

751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

Available 24/7

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 8, 2012

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Proposals 1-4 and AGAINST Proposal 5:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gaston Caperton, Gilbert F. Casellas, James G. Cullen, William H. Gray III, Mark B. Grier, Constance J. Horner, Martina Hund-Mejean, Karl J. Krapek, Christine A. Poon, John R. Strangfeld and James A. Unruh.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

3.	Advisory vote to approve named executive officer compensation.

4.	Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.

5.	Shareholder proposal regarding independent Board Chair.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote!
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:	Go to www.investorvote.com/prudential
Step 2:	Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences.
Step 5:	Make your voting selections as instructed on the screen and click the vote button to submit your vote.

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01EWYF

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 27, 2012, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. EDT on May 7, 2012, via the Internet or telephone or after 10:00 a.m. EDT on May 8, 2012, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 8, 2012, at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m. EDT.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
MANAGEMENT PROGRAM.

      01EWYF

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone Available 24/7
Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 2, 2012, for PESP Shares and by 11.59 p.m. EDT, May 7, 2012, for Registered Shares.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4. Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.	B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

		For	Against	Abstain
5.	Shareholder proposal regarding independent Board Chair.	☐	☐	☐	I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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01FKKC

ANNUAL MEETING OF SHAREHOLDERS May 8, 2012, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) held in The Prudential Financial, Inc. Common Stock Fund (the “Fund”) and deemed to be credited to your account in The Prudential Employee Savings Plan (“PESP”) on March 6, 2012, as well as your shares of Common Stock registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 9, 2012.

You only need to vote once. This card enables you to provide voting instructions to the PESP Trustee for your PESP shares and submit your vote directly on your Registered Shares. Your vote will remain confidential. Please review the enclosed letter from the PESP Trustee dated March 29, 2012, for more information on voting your PESP shares.

You can vote by telephone or online 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 2, 2012, in order for your instructions to apply to your PESP shares and by 11:59 p.m. EDT, May 7, 2012, for your Registered Shares. Should you choose to vote by mailing back this card, it must be received by 11:59 p.m. EDT, May 2, 2012, for your PESP shares and by 10:00 a.m. EDT, May 8, 2012, for your Registered Shares.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Prudential Financial, Inc.

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 8, 2012.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 27, 2012, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc. held of record on March 9, 2012, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 8, 2012, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Your voting instructions will also direct the PESP Trustee to vote (in person or by proxy) as indicated on the reverse side of this card. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Annual Meeting of Shareholders on May 8, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2012. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — If there are any comments that you would like to provide, please write them below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.	+

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone Available 24/7
Instead of mailing your proxy, you may choose to vote online or via telephone as an alternative.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 7, 2012.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4. Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.	B	Non-Voting Proposal – (Please select one option or leave blank if you do not want to participate.)

		For	Against	Abstain
5.	Shareholder proposal regarding independent Board Chair.	☐	☐	☐	I would like a free tote bag from Prudential. ☐	I prefer Prudential plant a tree in my honor. ☐

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U PX	+
01FKJB

ANNUAL MEETING OF SHAREHOLDERS May 8, 2012, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or online, 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 7, 2012. When you go online, you may also register to receive electronic delivery of future proxy mailings. Proxies submitted by mail must be received by 10:00 a.m. EDT, May 8, 2012.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — Prudential Financial, Inc.	Class B Stock

This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 8, 2012.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 27, 2012, appoints John R. Strangfeld, Susan L. Blount and Margaret M. Foran, and each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Class B Stock of Prudential Financial, Inc. held of record on March 9, 2012, at the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT, May 8, 2012, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with the Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 8, 2012.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential.

Comments — We value your feedback. Please provide any comments you have in the space below.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
¢	MANAGEMENT PROGRAM.
+

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone Available 24/7
Instead of mailing your form, you may choose to vote online or via telephone as an alternative.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 2, 2012.

Vote by Internet • Go to www.investorvote.com. • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4. Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Shareholder proposal regarding independent Board Chair.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U PX	+
01FKLA

ANNUAL MEETING OF SHAREHOLDERS May 8, 2012, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Form

Confidential Voting Instructions to Prudential Trust Company, Trustee of the Master Trust for

The Prudential Financial, Inc. Common Stock Fund of The Prudential Employee Savings Plan (“PESP”)

By signing on the reverse side or by voting on the Internet or by telephone, the PESP participant directs the Trustee to vote (in person or by proxy) as indicated on the other side of this form. This vote will apply to the number of shares of Prudential Financial, Inc. (Prudential) Common Stock deemed to be credited to the participant’s PESP account and held in the PFI Common Stock Fund (the “Fund”) on March 6, 2012, as described in the PESP Trustee’s letter dated March 29, 2012. If the voting instructions do not include a vote on a particular matter, please mark it to abstain or the shares deemed to be credited to this PESP account in the Fund will be voted as recommended by the Board of Directors. The Trustee’s representative will tally all the timely votes for the Trustee to present in person or by proxy at the Prudential Financial, Inc. Annual Meeting of Shareholders on May 8, 2012. Your vote will remain confidential.

Also, unless the Named Fiduciary of the PESP plan (or its delegate) directs otherwise in accordance with plan provisions, the Trustee will apply this voting instruction pro rata (along with the votes of all other eligible individuals in PESP) to all shares of PFI Common Stock held in the Fund for which the Trustee receives no voting instructions. For more information, please see the March 29, 2012, letter from the Trustee.

Your vote must be received no later than 11:59 p.m. EDT on May 2, 2012.

Only the Trustee’s authorized representatives will see these confidential voting instructions.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone Available 24/7
Instead of mailing your form, you may choose to vote online or via telephone as an alternative.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. EDT, May 2, 2012.

Vote by Internet • Go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, Territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the Election of Directors.

1.	Election of Directors:														+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐	☐	☐	05 - James G. Cullen	☐	☐	☐	09 - Martina Hund- Mejean	☐	☐	☐
	02 - Gordon M. Bethune	☐	☐	☐	06 - William H. Gray III	☐	☐	☐	10 - Karl J. Krapek	☐	☐	☐	12 - John R. Strangfeld	For ☐	Against ☐	Abstain ☐
	03 - Gaston Caperton	☐	☐	☐	07 - Mark B. Grier	☐	☐	☐	11 - Christine A. Poon	☐	☐	☐	13 - James A. Unruh	☐	☐	☐
	04 - Gilbert F. Casellas	☐	☐	☐	08 - Constance J. Horner	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.
		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.	☐	☐	☐	4. Amendments to the Company’s Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Shareholder proposal regarding independent Board Chair.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

¢	1 U PX	+
01FKNB

ANNUAL MEETING OF SHAREHOLDERS

May 8, 2012, 2:00 p.m. EDT at Prudential’s Corporate Headquarters, 751 Broad Street, Newark, New Jersey 07102

You can vote by telephone or online, 24 hours a day 7 days a week, but your vote must be received by 11:59 p.m. EDT, May 2, 2012. When you go online, you may also register to receive electronic delivery of future proxy mailings.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits a shareholder and one guest. All meeting attendees must present valid photo identification. For your safety, all personal items including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 74 Edison Place, Newark, New Jersey 07102.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Your vote is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. EDT on May 8, 2012.

The administrator and/or custodian, Computershare Shareholder Services, Inc., for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, and the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively “the Plan”), will be recording and tabulating votes associated with the Plan. You are eligible to vote if you own at least one share of Prudential Financial, Inc. Common Stock under the terms of the Plan, registered in your name with the Administrator as of the close of business on the record date of March 9, 2012. Shares voted will be counted at the Annual Meeting of Shareholders to be held on May 8, 2012 or at any adjournment or postponement thereof. Items to be voted upon are listed on the reverse side of this Voting Instruction Form and are more fully set forth in the proxy statement.

Your vote will be tabulated as directed on the reverse side of this form, if properly completed and signed. If no choice is made, your shares will be voted in accordance with the recommendation of the Board of Directors. Your vote must be received by 11:59 p.m. EDT on May 2, 2012, in order to be counted at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2012.

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com.

PAPER PRODUCED UNDER A
SUSTAINABLE FOREST
MANAGEMENT PROGRAM.

A Free Gift for Our Shareholders

When you vote, we will offer, at no cost to you, the option of receiving an eco-friendly tote bag or having a tree planted, by American Forests, in one of two national forests, Superior National Forest in Minnesota, or Los Padres National Forest in California.

Dear Shareholder:

This package includes your proxy and voting materials. We care what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. After mailing 205,000 bags and planting more than 229,000 trees in the past two years, we are excited by the success of the program. We are also pleased that the number of voting shareholders has grown by more than 100,000 over the past two years.

When you vote on the Internet, via phone, or through the mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran
Chief Governance Officer,
Vice President, and Corporate Secretary Prudential Financial, Inc.
002CSN1008

Margaret M. Foran
Chief Governance Officer
Vice President, and Corporate Secretary
Prudential Financial, Inc.
751 Broad Street, Newark NJ 07102-3777
March 27, 2012

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2012 proxy statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor in one of two national forests, Superior National Forest in Minnesota, or Los Padres National Forest in California. After mailing 205,000 tote bags and planting more than 229,000 trees in the last two years, we are excited by the success of the program. We are also pleased that the number of voting shareholders has grown by more than 100,000 over the past two years.

As always, we thank you for your investment in Prudential.

Sincerely,

Margaret M. Foran
Chief Governance Officer,
Vice President, and Corporate Secretary
Prudential Financial, Inc.

© 2012 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•     Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet

•     Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently — online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•      Adopt more sustainable practices and be more environmentally responsible — by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

•     Increase shareholder value — by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•     Access and view the proxy materials online

•     Vote your shares online

•     Request a free set of printed materials

•     Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.
002CSN0931	© Copyright 2012 Computershare Limited. All rights reserved.